UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

proxy statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive proxy statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DENTSPLY SIRONA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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2022

Notice of annual meeting of stockholders and proxy statement

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2022 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), will be held:

Date:	Wednesday, May 25, 2022

Time:	8:00 a.m. Eastern Time

Virtual Meeting Location:	http://www.virtualshareholdermeeting.com/XRAY2022

Record Date:	March 28, 2022

Items of Business

1.	to elect the ten (10) director nominees named in the Company’s proxy statement to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2022;

3.	to approve, by non-binding vote, the Company’s executive compensation;

4.	to approve the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters; and

5.	to transact such other business as may properly come before the meeting.

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of DENTSPLY SIRONA Inc., a Delaware corporation (the “Company” or “Dentsply Sirona”), which will be held at 8:00 a.m. Eastern Time on Wednesday, May 25, 2022. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the 2022 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2022. You will also be able to cast your vote electronically at the Annual Meeting. For more information on how to attend and vote your shares at our virtual meeting, please see the section entitled “ABOUT THE MEETING” in the accompanying Proxy Statement.

We successfully held our Annual Meeting virtually for the first time in 2020 and we have made the decision to hold the Annual Meeting virtually again in 2022. We believe that continuing to hold the Annual Meeting virtually allows us to improve stockholder accessibility, increase communications, reduce costs and protect the health and safety of our stockholders and employees.

Only stockholders of record at the close of business on March 28, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at 13320 Ballantyne Corporate Place Charlotte, NC 28277.

On or about April 15, 2022, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com).

Regardless of whether you expect to attend the meeting virtually, please vote in advance of the meeting by using one of the methods described in the Company’s proxy statement (the “Proxy Statement”). As a stockholder of record, you may vote your shares (1) electronically at the meeting, (2) by telephone, (3) through the Internet, or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice and in the Proxy Statement. If you virtually attend and vote at the meeting electronically, your vote at the meeting will replace any earlier vote you cast.

By Order of the Board of Directors

Cherée H. Johnson

Senior Vice President - Chief Legal Officer, General Counsel and Secretary

13320 Ballantyne Corporate Place

Charlotte, NC 28277

April 15, 2022

Even though you may plan to attend the meeting virtually, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly (if you receive your proxy materials by mail), in which case a return envelope which requires no postage if mailed in the United States is enclosed for your convenience. Telephone and Internet voting information are also provided on your proxy card. Should you attend the meeting virtually, you may revoke your proxy and vote at the virtual meeting.

Compensation Governance Best Practices	40

Review of Pay Relative to Peer Groups	40

Determination of 2021 Executive Compensation	41

Other Compensation Matters	52

Human Resources Committee Report on Executive Compensation	56

EXECUTIVE COMPENSATION TABLES	57

CEO Pay Ratio Disclosure	75

PRINCIPAL BENEFICIAL OWNERS OF SHARES	76

REPORT OF THE AUDIT AND FINANCE COMMITTEE	79

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	80

PROXY ITEM NO. 3: NON-BINDING VOTE ON EXECUTIVE COMPENSATION	82

PROXY ITEM NO. 4: APPROVAL OF THE AMENDMENT TO THE FIFTH AMENDED AND RESTATED BY-LAWS TO DESIGNATE THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL MATTERS	84

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	86

OTHER MATTERS	87

APPENDIX A—Reconciliation of Non-GAAP Information to GAAP Information	A-1

APPENDIX B—Amendment to Article VI of the Fifth Amended and Restated By-Laws to Designate the Exclusive Forum for the Adjudication of Certain Legal Matters	B-1

DENTSPLY SIRONA INC. 13320 Ballantyne Corporate Place Charlotte, NC 28277

2022 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

PROXY STATEMENT

This Proxy Statement is being provided to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of DENTSPLY SIRONA Inc. (“Dentsply Sirona,” the “Company,” “we,” “us” or “our”) to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 15, 2022, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders (the “Notice”) is first being mailed to our stockholders of record as of March 28, 2022, the Record Date, and our notice of annual meeting, proxy materials, and 2021 Annual Report are first being posted on the website referenced in the Notice (www.proxyvote.com). All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

Stockholders as of the Record Date are invited to attend our Annual Meeting virtually, which will take place on Wednesday, May 25, 2022, beginning at 8:00 a.m., Eastern Time. This year’s meeting will be held virtually via live webcast. You will be able to attend and listen to the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/XRAY2022. You will also be able to cast your vote electronically at the Annual Meeting.

To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you are able to attend the Annual Meeting, you are urged to vote your proxy, either by mail (if you receive your proxy materials by mail), telephone or the Internet. Specific instructions for voting by telephone or through the Internet are included in the Notice and in this Proxy Statement. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast. Proxies may also be voted at any adjournment or postponement of the Annual Meeting.

DENTSPLY SIRONA INC. – Proxy Statement     1

2022 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:00 a.m., Eastern Time, Wednesday, May 25, 2022

Record Date:	March 28, 2022

Voting:	Stockholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of the ten director nominees named in this Proxy Statement	FOR EACH NOMINEE
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2022	FOR
3.	Approval, by non-binding vote, of the Company’s executive compensation	FOR
4.	Approval of the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Other Current Public Company Boards

Eric K. Brandt Independent	59	2004	Executive (Chair) Governance	LAM Research Corporation The Macerich Company NortonLifeLock Inc.

Donald M. Casey Jr.	62	2018	Executive Science and Technology

Willie A. Deese Independent	66	2011	HR (Chair)	CDK Global Inc. G1 Therapeutics, Inc. Public Service Enterprise Group, Inc.

Betsy D. Holden Independent	66	2018	Governance (Chair) Executive HR	The Western Union Company National Retail Properties, Inc.

Clyde R. Hosein Independent	62	2020	Audit and Finance Science and Technology	Wolfspeed, Inc.

Harry M. Jansen Kraemer Jr. Independent	67	2016	Governance	Leidos Holdings, Inc. Option Care Health, Inc.

Gregory T. Lucier Independent	57	2019	Executive HR	Berkeley Lights, Inc. Catalent, Inc. Maravai LifeSciences Holdings, Inc.

Leslie F. Varon Independent	65	2018	Audit and Finance (Chair)	Hamilton Lane Inc. LAM Research Corporation

Janet S. Vergis Independent	57	2019	Audit and Finance Science and Technology (Chair)	Church & Dwight Co., Inc. Teva Pharmaceutical Industries Ltd.

Dorothea Wenzel Independent	53	2022	Audit and Finance	Fresenius Medical Care AG & Co. KGaA

2    DENTSPLY SIRONA INC. – Proxy Statement

2022 PROXY SUMMARY

BOARD AGE AND TENURE

ADVISORY VOTE: INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although not required, we are asking stockholders to vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2022.

ADVISORY VOTE: APPROVAL OF EXECUTIVE COMPENSATION: NAMED EXECUTIVE OFFICERS

Our named executive officers as of the end of 2021 were:

•	Donald M. Casey Jr., Chief Executive Officer

•	Jorge M. Gomez, Executive Vice President and Chief Financial Officer

•	Walter Petersohn, Senior Vice President, Chief Commercial Officer

•	Keith J. Ebling, Former Executive Vice President, General Counsel and Secretary(1)

•	Daniel P. Key, Former Senior Vice President, Chief Supply Chain Officer(2)

We are asking our stockholders to approve on an advisory basis the Company’s executive compensation. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our named executive officers with those of our stockholders and achieves our compensation objective of rewarding management based upon individual and Company performance and the creation of stockholder value over the long term. Although stockholder votes on executive compensation are non-binding, the Board and the Human Resources Committee consider the results when reviewing whether any changes should be made to our compensation program and policies.

(1)

Mr. Ebling served as Executive Vice President, General Counsel and Secretary from October 2017 up to and until January 1, 2022, at which time he transitioned to the role of an advisor to the Chief Executive Officer in connection with the relocation of his position to the Company’s headquarters in Charlotte, North Carolina. Mr. Ebling will leave the Company on April 1, 2022.

(2)	Mr. Key served as Senior Vice President, Chief Supply Chain Officer from December 2018 until he left the Company on January 21, 2022.

DENTSPLY SIRONA INC. – Proxy Statement     3

ABOUT THE MEETING

Q. Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a stockholder of our Company as of March 28, 2022, the Record Date, and are entitled to vote.

This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.

Q. What Am I Voting On?

You are voting on four items:

•	election of director nominees named in this Proxy Statement (see page 8);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2022 (see page 80);

•	approval, by non-binding vote, of the Company’s executive compensation (see page 82); and

•	approval of the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters (see page 84).

Q. How Do I Vote?

Stockholders of record

If you are a stockholder of record, there are four ways to vote:

BY TELEPHONE toll-free 1-800-690-6903*

BY INTERNET www.proxyvote.com*

BY MAIL completing and returning your proxy card

AT THE VIRTUAL MEETING by electronic vote at the virtual meeting

*	The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 24, 2022.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker or by a bank, trustee, or other nominee are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker, bank, trustee, or other nominee. If you hold your shares in street name and wish to vote at the meeting electronically, you must first obtain a legal proxy issued in your name from your broker, bank, trustee or other nominee.

Q. What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of the ten director nominees named in this Proxy Statement	FOR EACH NOMINEE
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2022	FOR
Approval, by non-binding vote, of the Company’s executive compensation	FOR
Approval of the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters	FOR

4    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

Q. Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Donald M. Casey, Jr. and Cherée H. Johnson, or either of them, to vote your shares at their discretion.

Q. Who Is Entitled to Vote at the Meeting?

Only stockholders of record at the close of business on the Record Date of March 28, 2022 are entitled to receive notice of and to participate virtually in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

Q. How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date.

Q. How Many Votes Can Be Cast by All Stockholders?

On the Record Date there were 215,451,556 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

Q. How Many Votes Must Be Present to Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding and entitled to vote on the Record Date, or approximately 107,725,778 votes, must be present virtually, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or other nominee but your broker, bank, trustee or other nominee has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of independent registered public accountants, but do not have discretionary authority with respect to the other proposals.

We urge you to vote by proxy even if you plan to attend the meeting virtually so that we will know as soon as possible that a quorum has been achieved.

Q. What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the election of directors, the affirmative vote of a majority of the votes cast is required to elect a director in an uncontested election when a quorum is present. A “majority of the votes cast” means the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors. Under Delaware law, if an incumbent director-nominee is not elected at the meeting, the director will continue to serve on the Board as a “holdover director.” As required by our By-Laws, each director-nominee has submitted an irrevocable conditional letter of resignation which becomes effective if he or she is not elected by a majority of the votes cast by stockholders. If a director-nominee is not elected by a majority of the votes cast, the Corporate Governance and Nominating Committee will consider the director’s conditional resignation and recommend to the Board whether to accept or reject such resignation. The Board will decide whether to accept or reject the resignation and will publicly disclose its decision within 90 days after the date of the certification of the election results.

DENTSPLY SIRONA INC. – Proxy Statement     5

ABOUT THE MEETING

With respect to Items 2, 3 and 4, the affirmative vote of a majority of the votes cast is required for approval, assuming a quorum is present. With respect to Item 3, because your vote is advisory, it will not be binding upon the Board; however, the Human Resources Committee and the Board have in the past considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements.

Brokers have discretionary authority to vote with respect to the ratification of the appointment of independent registered public accountants. Brokers do not have discretionary authority to vote with respect to the other proposals. Abstentions and broker non-votes will therefore have no effect on Items 2, 3 and 4.

Q. What is a Broker Non-Vote?

If you are a beneficial owner whose shares are held in “street name” (i.e., of record by a broker, bank, trustee, or other nominee), you must instruct the broker, bank, trustee or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank, trustee or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required. For the 2022 meeting, your broker does not have discretionary authority to vote on the election of directors, on the advisory vote to approve the Company’s executive compensation (or, “Say-on-Pay” vote) or on the approval of the amendment to our By-Laws, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q. Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 24, 2022), or send a written notice of revocation to our Corporate Secretary at Dentsply Sirona’s Corporate Headquarters, 13320 Ballantyne Corporate Place, Charlotte, NC 28277. If you attend the meeting in-person and wish to vote at the meeting, you may request that your previously submitted proxy be revoked and cast a vote at the meeting.

Q. What is the Deadline to Submit a Proposal for the 2023 Annual Meeting?

The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders was released on April 15, 2022. Accordingly, stockholder proposals that are intended to be presented at the Company’s Annual Meeting to be held in 2023 must be received by the Company no later than December 15, 2022, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Proxy Statement and proxy relating to that meeting. See “Other Matters – Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting” for more information regarding procedures for stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders outside of Rule 14a-8.

Q. Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you submit a specific request.

The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of the proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 15, 2022.

6    DENTSPLY SIRONA INC. – Proxy Statement

ABOUT THE MEETING

Q. Who Can Attend the Annual Meeting Virtually?

Any Dentsply Sirona stockholder as of the close of business on the Record Date may attend the virtual meeting. To participate in the Annual Meeting, visit http://www.virtualshareholdermeeting.com/XRAY2022. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Eastern Time on May 25, 2022. The meeting will begin promptly at 8:00 a.m. Eastern Time on May 25, 2022.

If you hold your shares in street name and wish to attend and vote at the meeting virtually, please obtain instructions on how to attend and vote at the meeting virtually from your broker, bank, trustee or other nominee.

Q. How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this Proxy Statement;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2022;

•	FOR the approval, by non-binding vote, of the Company’s executive compensation; and

•	FOR the approval of the Amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters.

Q. What if I participate in the DENTSPLY SIRONA Inc. 401(k) Savings and Employee Stock Ownership Plan (“ESOP”)?

If you participate in a Company stock fund under the ESOP and had shares of our common stock associated with your account on the record, you will receive an electronic notice unless you opted to receive paper copies of the proxy materials. The electronic notice will contain voting instructions for all shares registered in the same name, whether inside or outside of the ESOP. If your accounts inside and outside of the ESOP are not registered in the same name, you will receive a separate electronic notice for the shares associated with your ESOP account.

Shares of common stock in the ESOP will be voted by T. Rowe Price Retirement Plan Services, Inc., as trustee of the ESOP. ESOP participants in a Company stock fund should submit their voting instructions to T. Rowe Price by using the toll-free telephone number or indicating their instructions over the Internet, in each case pursuant to the instructions in the notice provided by T. Rowe Price, or by submitting an executed proxy card. Voting instructions regarding ESOP shares must be received by 11:59 p.m. Eastern Time on Tuesday, May 24, 2022, and all telephone and Internet voting facilities for plan shares will close at that time. You can revoke your voting instructions for shares held in our ESOP prior to such time by timely delivery of a properly executed, later-dated voting instruction card (or an Internet or telephone vote), or by delivering a written revocation of your voting instructions to T. Rowe Price.

All voting instructions from ESOP participants will be kept confidential. If you do not timely submit voting instructions, the shares allocated to you, together with unallocated shares, will be voted in accordance with the instructions of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     7

PROXY ITEM NO. 1:

ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance and Nominating Committee recommended and our Board has nominated ten directors to be elected to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Arthur D. Kowaloff, who has served on our Board with distinction since 2016, and on the Board of Directors of Sirona Dental Systems, Inc. since 2004, is not standing for election to the Board as he has reached the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Policies. Accordingly, Mr. Kowaloff will no longer be serving on our Board following the Annual Meeting of Stockholders on May 25, 2022. The Company is grateful for the many years of service of Mr. Kowaloff. Dr. Wenzel was identified as a potential director candidate by a third-party director search firm engaged by the Corporate Governance and Nominating Committee and was appointed as a director on February 22, 2022.

All nominees are currently directors of our Company and all nominees have agreed to serve if elected. Unless otherwise specified, all proxies will be voted in favor of each nominee as a director of our Company.

Included in each director nominee’s biography is a description of select key qualifications and experience that led the Board to conclude that each nominee is qualified to serve as a member of the Board. All biographical information below is as of the Record Date.

Our Board has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will otherwise not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies may be voted for a substitute nominee named by our Board as well as for the remaining nominees. Because this election is not a contested election, directors are elected by a majority of the votes cast when a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and any broker non-votes.

Our Board has determined that, in its judgment, with the exception of Mr. Casey, our current CEO, all of the current members of, and nominees for, our Board are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this Proxy Statement.

For a full discussion on the criteria and process for the nomination of directors, see “Selection of Nominees for the Board of Directors” on page 26.

8    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Board Diversity, Tenure and Independence

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Company’s Corporate Governance Guidelines/Policies further emphasize our policy of inclusiveness and ensure that the Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, ensures that candidates with a diversity of race, ethnicity and gender, as well as global perspectives, are included in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria. Additionally, the Corporate Governance and Nominating Committee seeks to ensure periodic Board refreshment by maintaining an appropriate mix of short, medium and long tenured Directors.

DENTSPLY SIRONA INC. – Proxy Statement     9

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Board Diversity Matrix
Total Number of Director Nominees	10
	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	4	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Director Biographies

Set forth below are the biographies of our Director nominees up for reelection at our Annual Meeting.

10    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Eric K. Brandt

Director since 2004

(Non-Executive Chairman since 2017)

Independent

Age: 59

Board Committees:

•  Corporate Governance and Nominating Committee

•  Executive Committee (Chair)

Other Public Company Boards:

•  LAM Research Corporation

•  The Macerich Company

•  NortonLifeLock Inc.

Mr. Brandt has served as Non-Executive Chairman of the Board since September 28, 2017. Mr. Brandt has previously served as Senior Vice President and Chief Financial Officer of Broadcom Corporation, a Fortune 500 high-tech company, from 2007 to 2009 and then as Executive Vice President and Chief Financial Officer with Broadcom from 2010 to 2016. From September 2005 until March 2007, he served as President and Chief Executive Officer at Avanir Pharmaceuticals. Beginning in 1999, he held various positions at Allergan, Inc., including Corporate Vice President and Chief Financial Officer until 2001, President of Consumer Eye Care from 2001 to 2002, and 2005 until his departure, Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, he was Vice President and Partner at Boston Consulting Group (‘‘BCG’’), and a senior member of the BCG Health Care and Operations practices. He serves on the Board of Directors for LAM Research Corporation as the Chair of its Compensation and Human Resources Committee and as a member of its Nominating and Governance Committee, on the Board of Directors of The Macerich Company as a member of its Compensation Committee and as Chair of its Capital Allocation Committee, and on the Board of Directors of NortonLifeLock Inc. as Chair of its Audit Committee. Mr. Brandt also served as a director of Yahoo! Inc. from 2016 to 2017 and served as a director of Altaba Inc. (formerly Yahoo! Inc.), as chairman of the Board of Directors from January 2017 through its delisting in 2019.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Brandt has significant business experience, including leadership roles as an executive and board member of public companies.

Public Company Governance Experience

Mr. Brandt serves and has served on boards of directors of several public companies, including as chairman, having obtained valuable experience in public company governance matters.

Business Development Experience

Mr. Brandt’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement     11

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Donald M. Casey Jr.
Director since 2018 Age: 62 Board Committees: • Executive Committee • Science and Technology Committee Other Public Company Boards: • None

Mr. Casey has served as our Chief Executive Officer since February 2018. Mr. Casey served from 2012 through 2018 as the Chief Executive Officer of the Medical Segment of Cardinal Health, a manufacturer and provider of medical products and supply chain services. From 2010 to 2012, Mr. Casey served as Chief Executive Officer of the Gary and Mary West Wireless Health Institute, a non-profit research organization focused on lowering the cost of health care through novel technology solutions. Prior to that, Mr. Casey served from 2007 to 2010 as Worldwide Chairman for Johnson & Johnson’s Comprehensive Care group and as a member of the Executive Committee. Prior to that, from 2003 to 2006, Mr. Casey served as Company Group Chairman with Vistakon, a division of Johnson & Johnson Vision Care, Inc., and from 1985 to 2003, Mr. Casey held various executive positions throughout Johnson & Johnson’s consumer, pharmaceutical and medical device franchises. Mr. Casey also served as a director of West Corporation from 2015 to 2017.

Selected Key Qualifications and Experience:

Large Company Experience as Executive or Board Member

Also serving as the Chief Executive Officer of the Company, Mr. Casey possesses a wide range of business and development skills, with significant history of success in large companies.

Medical Device or Industry Experience Mr. Casey has worked over three decades in the global health care field, in various key and executive positions.
Capital Allocation/Deployment Experience Mr. Casey has a deep understanding of growth and management of Company assets, and he has a strong record of corporate success and development.

12    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Willie A. Deese

Director since 2011

Independent

Age: 66

Board Committees:

•  Human Resources Committee (Chair)

Other Public Company Boards:

•  CDK Global Inc.

•  G1 Therapeutics, Inc.

•  Public Service Enterprise Group, Inc.

Mr. Deese retired from Merck & Co., Inc., a global pharmaceutical company, on June 1, 2016 after serving as Executive Vice President since 2008 and President of the Merck Manufacturing Division since 2005. He was also a member of Merck’s Executive Committee. Mr. Deese originally joined Merck in 2004 as the company’s Senior Vice President of Global Procurement. Formerly, Mr. Deese served as a member of the Board of Trustees of North Carolina A&T State University from 2007 to 2015. In addition, Mr. Deese served as the Chair of the Board of Trustees of North Carolina A&T State University from 2011 to 2013. Previously, Mr. Deese served as Senior Vice President of Global Procurement and Logistics at GlaxoSmithKline and as Senior Vice President of Procurement at SmithKlineBeecham. He serves on the Board of Directors for CDK Global Inc. as Chair of its Compensation Committee, on the Board of Directors of the Public Service Enterprise Group, Inc. as Chair of its Corporate Governance Committee, a member of its Compensation Committee and as a member of its Audit Committee and on the Board of Directors of G1 Therapeutics, Inc. as a member of its Audit Committee.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Deese has significant business experience, including leadership roles as an executive and board member of public companies.
Medical Device or Industry Experience Mr. Deese’s leadership roles have included executive positions in companies involved with regulated medical products.

Manufacturing Experience

In his role as Executive Vice President and President of the Merck Manufacturing Division, Mr. Deese was responsible for the company’s global manufacturing, procurement, and distribution and logistics functions.

DENTSPLY SIRONA INC. – Proxy Statement     13

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Betsy D. Holden

Director since 2018

Independent

Age: 66

Board Committees:

•  Corporate Governance and Nominating Committee (Chair)

•  Executive Committee

•  Human Resources Committee

Other Public Company Boards:

•  National Retail Properties, Inc.

•  The Western Union Company

Ms. Holden serves on the Food Chain Advisory Board and several private portfolio company boards for Paine Schwartz Partners, a private equity firm focused on sustainable agriculture and food products. She previously served as a Senior Advisor to McKinsey & Company, a global management consulting company, from April 2007 to December 2020, leading strategy, marketing and board effectiveness initiatives for clients in consumer goods, pharma, medical products and financial services. Prior to that, Ms. Holden spent 25 years in marketing and line positions in consumer goods. From 2001 to 2003, she was Co-Chief Executive Officer of Kraft Foods and from 2000 to 2003, she was Chief Executive Officer of Kraft Foods North America. Additional positions at Kraft included President, Global Marketing and Category Development and Executive Vice President, with oversight of operations, IT, procurement, research and development, and marketing services, as well as multiple business unit President and line management assignments. Under her leadership, Kraft was a food industry leader in sales force excellence, new product successes and marketing and digital innovation. While at Kraft, Ms. Holden led the successful acquisition and integration of Nabisco Group Holdings and the subsequent initial public offering of the company. Ms. Holden was selected as a 2015 NACD Directorship 100 honoree and was inducted into the Chicago Business Hall of Fame in 2016. Ms. Holden serves on the executive committees of the Duke University Board of Trustees and the Global Advisory Board of the Kellogg School of Management. She serves on the Board of Directors for Western Union Company as member of its Compensation Committee and Audit Committee and on the Board of Directors of National Retail Properties, Inc. as the Chair of its Compensation Committee and a member of the Audit Committee. Ms. Holden is also President of the Off the Street Club Board. Ms. Holden previously served on the boards of Diageo plc, Catamaran Corporation, Kraft Foods, Tupperware, Tribune Company and Time Inc.

Selected Key Qualifications and Experience:

Large Company Experience as Executive and Board Member

Ms. Holden has served as Chief Executive Officer of a large public company and as a board member and consultant to multiple large, international, public companies.

Experience in Marketing/Sales

Ms. Holden has held numerous leadership roles in marketing and product management, both as an executive and in her current role as consultant, successfully implementing growth strategies, novel ideas and marketing plans to win in competitive industries.

Public Company Governance Experience

Ms. Holden has extensive corporate governance experience serving on nine public boards over the last 20 years and on multiple audit, compensation and nominating committees.

14    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Clyde R. Hosein
Director since 2020 Independent Age: 62 Board Committees: • Audit and Finance Committee • Science and Technology Committee Other Public Company Boards: • Wolfspeed, Inc.

Mr. Hosein has served as Chief Financial Officer of AliveCor Inc., a medical device and AI company producing ECG hardware and software for consumer mobile devices, since March 2021. Prior to AliveCor, Mr. Hosein served as Chief Financial Officer of Automation Anywhere, Inc., an enterprise software provider of robotic process automation, from December 2017 to March 2021. From August 2013 to May 2017, he served as Executive Vice President and Chief Financial Officer of RingCentral, Inc., a publicly traded provider of software-as-a-service cloud-based business communications solutions. Prior to this, Mr. Hosein served from June 2008 to October 2012 as Chief Financial Officer of Marvell Technology Group Ltd., a publicly traded semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and he also served as its Interim Chief Operating Officer and Secretary from October 2008 to March 2010. From 2003 to 2008, he served as Vice President and Chief Financial Officer of Integrated Device Technology, Inc., a provider of mixed-signal semiconductor solutions. From 2001 to 2003, he served as Senior Vice President, Finance and Administration and Chief Financial Officer of Advanced Interconnect Technologies, a semiconductor assembly and test company. He has also held other senior level financial positions, including the role of Chief Financial Officer at Candescent Technologies, a developer of flat panel display technology. Early in his career he spent 14 years in financial and engineering roles at IBM Corporation. Mr. Hosein has been a member of the Board of Directors of Wolfspeed, Inc. (formerly Cree, Inc.) since December 2005.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Mr. Hosein has significant business experience, including leadership roles as an executive and board member of an international public company.
Understanding and Previous Work with Information Technology Mr. Hosein has extensive business experience with information technology and management within large global organizations
Financial Literacy In his various leadership roles, Mr. Hosein has obtained extensive knowledge of accounting and financial matters.

DENTSPLY SIRONA INC. – Proxy Statement     15

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Harry M. Jansen Kraemer Jr.

Director since 2016

(Sirona Director since 2006)

Independent

Age: 67

Board Committees:

•  Corporate Governance and Nominating Committee

Other Public Company Boards:

•  Leidos Holdings, Inc.

•  Option Care Health, Inc.

Mr. Kraemer has served as an Executive Partner of Madison Dearborn Partners, LLC, a private equity investment firm based in Chicago that invests in management buyout and other private equity transactions across a broad spectrum of industries, since April 2005, and serves as Clinical Professor of Management & Strategy at Northwestern University’s Kellogg School of Management. Mr. Kraemer was the Chairman, President and Chief Executive Officer of Baxter International Inc. until April 2004. Mr. Kraemer had been a Director of Baxter International since 1995, Chairman of the Board since January 1, 2000, President since 1997 and Chief Executive Officer since January 1, 1999. Mr. Kraemer is active in business, education and civic affairs. He serves on the board of trustees of Northwestern University, the Conference Board and NorthShore University HealthSystem. He is also a member of the Dean’s Advisory Board of Northwestern University’s Kellogg School of Management, the Commercial Club of Chicago and the Economics Club of Chicago. He is a past member of the Business Roundtable, the Business Council and the Healthcare Leadership Council. He previously served on the board of directors of VWR Corporation.

Selected Key Qualifications and Experience:

Experience with Governance of Public Companies

Mr. Kraemer serves and has served on boards of directors of several public companies, having obtained valuable experience in public company governance matters.

Capital Allocation/Deployment Experience Mr. Kraemer has actively participated in decisions concerning investing and capital allocation in his prior and current roles.
Business Development Experience Mr. Kraemer has significant experience with complex transactions, both as a former executive of large companies and in his current role at a private equity firm.

16    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Gregory T. Lucier

Director since 2019

Independent

Age: 57

Board Committees:

•  Executive Committee

•  Human Resources Committee

Other Public Company Boards:

•  Berkeley Lights, Inc.

•  Catalent, Inc.

•  Maravai LifeSciences Holdings, Inc.

Mr. Lucier most recently served as Chairman and Chief Executive Officer of NuVasive from 2015 to 2018. Prior to this role, Mr. Lucier served as Chairman and Chief Executive Officer of Life Technologies – formerly Invitrogen – for eleven years. Mr. Lucier was heading Life Technologies during the acquisition by Thermo Fisher Scientific in 2013 for $15.6 billion – one of the largest Life Sciences acquisitions to date. Before that Mr. Lucier served as President, Medical Information Technologies, GE Healthcare, overseeing the networking of medical electronic devices, digital imaging and clinical information systems with revenues of almost $2 billion. He was promoted by the GE Board to an officer of General Electric Corporation to serve as Vice President Global Services, GE Healthcare, the company’s $2 billion healthcare services business. Mr. Lucier serves on several public and private company boards, including Catalent, Berkeley Lights, Maravai LifeSciences, and Epic Sciences. He holds a Bachelor’s in Industrial Engineering from Pennsylvania State University and a Master’s in Business Administration from Harvard Business School.

Selected Key Qualifications and Experience:
Large Company Experience as Executive and as a Board Member Mr. Lucier has significant business experience, including leadership roles as an executive and board member of public companies.

Medical Device or Industry Experience

Mr. Lucier has held numerous leadership roles, including as Chief Executive Officer and Chairman, with a significant history of success for several medical device and life science businesses.

Business Development Experience

Mr. Lucier’s executive leadership positions and tenure on various boards has given him general business skills, expertise and experience including in business development and corporate strategy development.

DENTSPLY SIRONA INC. – Proxy Statement     17

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Leslie F. Varon
Director since 2018 Independent Age: 65 Board Committees: • Audit and Finance Committee (Chair) Other Public Company Boards: • Hamilton Lane Inc. • LAM Research Corporation

Ms. Varon served as Chief Financial Officer of Xerox Corporation, a document solutions company, from November 2015 through December 2016 during which time she led the restructuring of the $18 billion business process services, printing equipment, software and solutions company, including the successful spin-off of its $7 billion services business. After that transaction, she became Special Advisor to the new Xerox Chief Executive Officer until March 2017 when she retired from the company. Prior to becoming Chief Financial Officer at Xerox, she was briefly VP Investor Relations from March 2015 through October 2015. Previously she served Xerox as VP Finance & Corporate Controller from July 2006 to February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers. Earlier in her career, Ms. Varon was Vice President Finance & Operations support for Xerox’s North American business, Vice President Xerox Investor Relations and Corporate Secretary and Director of Corporate Audit. From 2006 to 2017 she served on the board of Xerox International Partners, a joint venture between Xerox Corporation and Fuji Xerox Corporation, representing Xerox Corporation’s ownership stake. Ms. Varon serves on the Board of Directors for Hamilton Lane Inc. and LAM Research Corporation.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Varon has significant business experience, including leadership roles as an executive.
Capital Allocation/Deployment Experience Ms. Varon has a substantial record of financial experience and the proper maintenance of a large corporation, including as a chief financial officer.

Business Development Experience

Ms. Varon has had an extensive history working with large transactions and business transformation in a public company, and has a deep understanding of business deals and growth.

18    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Janet S. Vergis

Director since 2019

Independent

Age: 57

Board Committees:

•  Audit and Finance Committee

•  Science and Technology Committee (Chair)

Other Public Company Boards:

•  Church & Dwight Co., Inc.

•  Teva Pharmaceuticals Industries Ltd.

Ms. Vergis has over 30 years of experience in the healthcare industry and recently served as an executive advisor to private equity firms from 2013 to 2019. Prior to her advisory role she was the Chief Executive Officer of OraPharma,lnc., a privately held, specialty pharmaceutical company focusing on oral health. In that role she led the turnaround of the business and its subsequent successful sale. Preceding her role at OraPharma, Ms. Vergis managed a $6 billion portfolio at Johnson & Johnson (NYSE: JNJ) as President of Janssen Pharmaceuticals, McNeil Pediatrics, and Ortho-McNeil Neurologies. Ms. Vergis contributed to a number of Johnson & Johnson companies during her career, serving as a member of company management boards for over 10 years and holding positions of increasing responsibility in research and development, new product development, sales, and marketing. Ms. Vergis serves on the Board of Directors for Church and Dwight Co., Inc. (NYSE: CHD), Teva Pharmaceutical Industries Ltd. and on the Board of Directors of SGS SA. And previously served on the Board of Directors of Amneal Pharmaceuticals, Inc. She is also Chair of The Biotechnology Advisory Board and a member of the Dean’s Advisory Counsel for the Eberly College of Science as well as Vice-Chair of the Corporate and Foundation Relations Advisory Board at Penn State. Ms. Vergis earned a B.S. degree in Biology and an M.S. degree in Physiology from The Pennsylvania State University.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Ms. Vergis has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Ms. Vergis has worked over three decades in the global healthcare field, including in various key advisory and executive positions.

Capital Allocation/Deployment Experience

Ms. Vergis has a substantial record of financial experience and the proper maintenance of a large corporation, including an extensive history working with large transactions and business transformations.

DENTSPLY SIRONA INC. – Proxy Statement     19

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Dorothea Wenzel
Director since 2022 Independent Age: 53 Board Committees: • Audit and Finance Committee Other Public Company Boards: • Fresenius Medical Care AG & Co. KGaA

Dr. Dorothea Wenzel served for Merck KGaA, Darmstadt Germany, from June 2004 to August 2021, most recently since 2019 as Executive Vice President and Head of the Surface Solutions Business Unit. Previously, in 2018, she was CFO of the Performance Materials Division and from 2014 to 2018 Dr. Wenzel headed the Fertility Franchise in the Healthcare division and, prior to that, from 2006 to 2013, she was the CFO of the Healthcare Division. Prior to joining Merck KGaA, Darmstadt Germany, Dr. Wenzel held a number of finance and business positions in the health care industry at AXA Krankenversicherung AG and Medvantis Holding AG and worked for several years as consultant and engagement manager at McKinsey & Comp. Dr. Wenzel was also a Member of the Staff of the Committee for the Sustainability of the Financing of the Social Security Systems of the Federal Ministry of Health (Germany). Dr. Wenzel serves on the Board of Fresenius Medical Care AG & Co. KGaA as Lead Independent Director and on the Board of H. Lundbeck S/A as Chair of the Audit Committee. Dr. Wenzel holds a doctorate in Health Economics and a diploma in business & computer sciences from the Technical University of Darmstadt.

Selected Key Qualifications and Experience:
Large Company Experience as Executive or Board Member Dr. Wenzel has significant business experience, including leadership roles as an executive.
Medical Device or Industry Experience Dr. Wenzel has worked over three decades in the global healthcare field, including in various key advisory and executive positions.
Capital Allocation/Deployment Experience Dr. Wenzel has a deep understanding of growth and management of Company assets, and he has a strong record of corporate success and development.

20    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 1: ELECTION OF DIRECTORS

Summary of Director Qualifications and Experience
Large Company Experience as Executive or Board Member is important because of the complex and unique management requirements for a large, public company.	•	•	•	•	•	•	•	•	•	•	10
Extensive Knowledge of DENTSPLY SIRONA History and Industry allows our Board of Directors to learn from our history and what works for our company.	•	•	•	•		•		•			6
Medical Device or Industry Experience is important in understanding innovation and developments in the larger field.	•	•			•	•	•		•	•	7
International Business Experience is important because of our global reach and the growing interconnectivity of people and industry.	•	•	•	•	•	•	•	•	•	•	10
Financial Literacy is necessary to understand our financial reports, internal controls, and the complex transactions we conduct regularly.	•	•	•	•	•	•	•	•	•	•	10
Public Company Governance Experience assists directors with diligent management of accountability, transparency and protection of stockholder interests.	•	•	•	•	•	•	•	•	•	•	10
Experience in Marketing and Sales is crucial in understanding how to most effectively sell our products in existing markets and to expand to new ones.	•	•	•	•		•	•		•	•	8
Manufacturing Experience helps in understanding the balance between efficiency and the highest level of quality controls.	•	•	•	•	•	•	•				7
Experience in HR and Talent Management allows directors to help us hire, motivate, and retain the best employees.	•	•	•	•	•	•	•	•	•	•	10
Understanding of and Previous Work with Information Technology will allow our company to innovate and thrive in a world that relies more heavily than ever on interconnectivity of systems and tech.	•		•	•	•	•	•		•	•	8
Experience in Capital Allocation and Deployment allows directors to decide on the proper placement of assets and funds, manage risks, and invest smartly in upcoming and lucrative avenues.	•	•	•	•	•	•	•	•	•	•	10
Business Development Experience (including M&A) is important because of the board’s role in strategic planning of mergers, acquisitions, and divestitures.	•	•	•	•	•	•	•	•	•	•	10
Quality and Regulatory Experience allows our directors to provide oversight of our regulated activities and risk management.		•	•	•		•	•		•		6
Prior Work in Research and Development allows directors to understand the potential for new and innovative technologies and how to facilitate them.			•	•		•	•		•	•	6
Qualified Financial Experts have met Sarbanes-Oxley Act requirements meant to improve disclosures and prevent improper financial practice.	•	•	•	•	•	•	•	•		•	9
Enterprise Risk Management, including business continuity and cyber security, allows our company to thrive in a rapid-paced and tech-driven market.	•	•	•	•	•	•	•	•	•	•	10

Recommendation of the Board

The Board unanimously recommends a vote FOR

the election of each director nominee listed above.

DENTSPLY SIRONA INC. – Proxy Statement     21

CORPORATE GOVERNANCE

Corporate Governance Highlights

We are committed to high standards of corporate governance as an essential element of delivering long-term stockholder value. We have implemented many governance best practices, including the following:

Board Structure and Independence

•  All Directors are independent except for the Chief Executive Officer

•  Independent Non-Executive Chair

•  Diverse and highly skilled Board that provides a range of viewpoints

•  Consideration of optimal Board leadership structure for the Company

•  Periodically rotating the chairs of the Board committees

•  Executive sessions held by the Chair at each regular Board and Committee meeting without management present

•  Perform regular Board, Committee and Board member evaluations

Stockholder Rights

•  3%, 3-year proxy access bylaw

•  Annual election of all Directors

•  Majority voting for all Directors in uncontested elections, coupled with irrevocable conditional resignations of directors memorialized in the Company’s By-Laws

•  No supermajority voting provisions

•  No “poison pill” rights plan

Board Oversight	• Board oversight of enterprise risk management • Monitors the Company’s workplace culture and values • Reviews key talent and succession on an at least annual basis
Board Education

•  New Directors participate in introductory meetings with business and functional leaders and senior management

•  Directors are encouraged to enroll in director continuing education programs at the Company’s expense

•  Prior to the COVID-19 pandemic, Directors periodically participated in site visits to facilities

•  Directors received unconscious bias training in 2021 and participated in educational sessions concerning various critical issues and topics such as ESG, cybersecurity, talent oversight, digital platforms and solutions, and strategy

•  Various key stakeholders, including customers and investors, met with the Board of Directors in 2021

•  The Company is in the process of creating an independent Dental and Scientific Advisory Board, which will be composed of leading experts, to support the Science and Technology Committee’s mandate and ensure it receives the best external insights related to R&D activities

Corporate Governance Practices

•  No hedging or pledging transactions in our securities

•  Policy on public company board service

•  Regular Board and Committee refreshment

•  Code of Conduct for Directors with an annual certification requirement

•  Mandatory retirement age of 75 for all Directors

•  Annual Board and Committee performance assessments

•  Clawback policy allowing recoupment of compensation

•  Stock ownership guidelines for Executives and Directors

•  Director orientation and continuing educational programs

•  Pay for performance compensation policies

The Board of Directors and its Committees

Our Board is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. The following table provides information about the anticipated composition of the Board committees following the annual meeting.

22    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

Committees of the Board of Directors
Audit and Finance Committee					●			C	●	●
Corporate Governance and Nominating Committee	●			C		●
Executive Committee	C	●		●			●
Human Resources Committee			C	●			●
Science and Technology Committee		●			●				C

Our Board currently has five standing committees, the Audit and Finance Committee, the Corporate Governance and Nominating Committee, the Executive Committee, the Human Resources Committee, and the Science and Technology Committee. Each of the committees has a written charter which is reviewed at least annually to reflect the activities of each of the respective committees, changes in applicable law or other relevant considerations, with any changes approved by the full Board. Each of these committees, with the exceptions of the Executive Committee and the Science and Technology Committee, is composed entirely of directors deemed to be, in the judgment of our Board, independent in accordance with the listing standards of The Nasdaq Global Select Market. Our Board met six times in 2021. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2021. While we do not have a formal policy requiring members of the Board to attend the annual meeting of stockholders, we encourage all directors to attend the virtual meeting, and all of our directors attended the last annual meeting of stockholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee.

Members	Primary Functions	Meetings in 2021

Audit and Finance Committee Leslie F. Varon (Chair)(1) Clyde R. Hosein(1) Francis J. Lunger(1)(2) Janet S. Vergis Dorothea Wenzel(1)(3)	• Selecting and retaining the independent registered public accounting firm setting that firm’s compensation. • Managing and overseeing the Company’s financial reporting, including annual and quarterly financial statements and earnings releases, significant financial reporting issues and judgments, and any major issues regarding the adequacy of internal controls. • Pre-approving all auditing and permitted non-audit services by the independent registered public accounting firm.	7

Corporate Governance and Nominating Committee Betsy D. Holden (Chair) Eric K. Brandt Harry M. Jansen Kraemer Jr.	• Identifying and recommending individuals as nominees to serve on the Board. • Reviewing and recommending Board policies and governance practices and appraising the performance of the Board and its individual members. • Managing risks associated with the independence of the Board, potential conflicts of interest and overall corporate governance. • Overseeing and coordinating the Company’s management of environmental, social and governance (“ESG”) matters, including identifying ESG trends and issues and overseeing the development of metrics related to ESG performance.	5

DENTSPLY SIRONA INC. – Proxy Statement     23

CORPORATE GOVERNANCE

Members	Primary Functions	Meetings in 2021

Human Resources Committee Willie A. Deese (Chair) Betsy D. Holden Arthur D. Kowaloff Gregory T. Lucier

•   Evaluating and administering compensation levels for all senior officers of the Company.

•   Reviewing and evaluating employee compensation generally and employee benefit plans.

•   Overseeing and evaluating the risks associated with the Company’s compensation philosophy and programs.

•   Reviewing the Company’s talent management and succession to help the Company hire, motivate, and retain the best employees.

•   Overseeing, in coordination with the Corporate Governance and Nominating Committee, ESG matters with respect to human capital management and executive compensation, including by overseeing the development of metrics relating to ESG performance.

		5

Executive Committee Eric K. Brandt (Chair) Donald M. Casey Jr. Betsy D. Holden Gregory T. Lucier	• Acting on behalf of the Board when the full Board is not in session, including by overseeing the restructuring of the Company and its business and associated matters and reviewing the Company’s financial performance.	9

Science and Technology Committee Janet S. Vergis (Chair) Michael C. Alfano(4) Donald M. Casey Jr. Clyde R. Hosein	• Assisting the Board in its oversight of the Company’s scientific and technological direction. • Providing advice and feedback to the Board and senior management on scientific and technological matters affecting the Company. • Periodically reviewing and examining the Company’s research and development activities, investments, portfolio and technological initiatives. • Will be supported by a new independent Dental and Scientific Advisory Board which will be composed of leading experts.	4

(1)	Each of Ms. Varon, Mr. Lunger, Mr. Hosein and Dr. Wenzel has been determined by the Board, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.

(2)

Mr. Lunger served on the Audit and Finance Committee until the 2021 Annual Meeting of Stockholders at which time he did not stand for re-election due to reaching the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Procedures.

(3)	Dr. Wenzel was appointed as a Director and a member of the Audit and Finance Committee on February 22, 2022.

(4)	Dr. Alfano served on the Science and Technology Committee until the 2021 Annual Meeting of Stockholders at which time he did not stand for re-election.

Leadership Structure of the Board of Directors

Non-Executive Chairman of the Board

The roles of non-executive Chairman of the Board and Chief Executive Officer are currently held by separate individuals. We believe that having a non-executive Chairman is in the best interests of the Company and our stockholders at this time. The separation of the roles of Chairman and Chief Executive Officer allows Mr. Casey to focus on managing the Company’s business and operations, and allows Mr. Brandt to focus on Board matters. Further, we believe that the separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

24    DENTSPLY SIRONA INC. – Proxy Statement

CORPORATE GOVERNANCE

We believe that our governance structure provides effective oversight of the Board because:

•	we have an appropriate balance between the two roles of Chairman and Chief Executive Officer;

•	the Board has established and follows robust Corporate Governance Guidelines/Policies, as discussed below;

•	each member of the Board, other than Mr. Casey, is independent pursuant to the listing standards of The Nasdaq Global Select Market; and

•	each of the Audit and Finance Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee are composed solely of independent directors.

Governance Practices and Policies

Our Company is committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they sufficiently meet the Company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our stockholders.

Corporate Governance Guidelines/Policies and Committee Charters

We have adopted Corporate Governance Guidelines/Policies to outline our corporate governance structure and address significant corporate governance issues. The Corporate Governance and Nominating Committee reviews our Corporate Governance Guidelines/Policies at least annually. Copies of these Guidelines as well as the Charter for each standing committee of our Board can be found at the “Investors — Corporate Governance — Documents & Charters” section of our website at www.dentsplysirona.com.

Code of Ethics

We have adopted a Code of Ethics which applies to all of our directors, executive officers, and employees. A copy of the Code of Ethics is available at the “Investors — Corporate Governance — Documents & Charters — Governance Documents — Documents & Charters” section of our website at www.dentsplysirona.com.

Risk Oversight

The Board oversees the management of risks inherent in the operation of our businesses and the implementation of our strategic plan. In this regard, the Board seeks to understand and oversee the most critical risks relating to the Company’s business, allocate responsibilities for the oversight of risks amongst the full Board and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, business continuity risks, cyber-security risks, financial risks including infrastructure, talent management and human capital and workforce related risks and compliance and regulatory risks. Overseeing risk is an ongoing process and is inherently tied to our operations and overall strategy. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board oversees risk, our management is charged with identifying and managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board. Risk management is not allocated to a single risk management officer within the Company, but rather is administered by management in an approach that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being managed and monitored appropriately. This process includes:

•	identifying the material risks that the Company may face;

•	establishing and assessing processes for managing those risks;

•	determining the Company’s risk appetite and mitigation strategies and responsibilities; and

•	making regular reports to the Board on management’s assessment of exposure to risk and steps management has taken to monitor and manage such exposure.

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The Board implements its risk oversight function both as a whole and through delegation to the Board committees. Specifically, the Audit and Finance Committee, pursuant to its charter, regularly assesses and discusses with management the Company’s major enterprise risk exposures and the steps that have been taken to monitor and control such exposures. The Audit and Finance Committee and the other committees meet regularly and report back to the full Board. The Corporate Governance and Nominating Committee is responsible for overseeing management of risks related to our environmental and governance practices, and coordinates with the Human Resources Committee on overseeing management of risks related to our social practices. The full Board regularly reviews reports from management on various aspects of our business, including related risks and tactics and strategies for addressing them. At least annually, the Board reviews our CEO succession planning. In performing these functions, each committee has full access to management, as well as the ability to engage advisors. See “The Board of Directors and its Committees” above for more information regarding the roles and responsibilities of the Board committees.

The Board and the Audit and Finance Committee, pursuant to its Charter, oversee the Company’s management of cybersecurity risk. The Audit and Finance Committee regularly briefs the full Board on these matters, and the full Board and the Audit and Finance Committee receive updates multiple times throughout the year and ad-hoc briefings from the Chief Information Officer on the Company’s cybersecurity program, including information about cyber risk management governance and the status of projects to strengthen cybersecurity controls

Also, the Company’s leadership structure, discussed in “Leadership Structure of the Board of Directors” above, supports the risk oversight function of the Board. In addition, independent directors chair the Board committees involved with risk oversight and there is open communication between senior management and directors.

Selection of Nominees for the Board of Directors

Corporate Governance and Nominating Committee Recommendation Process

The Corporate Governance and Nominating Committee is responsible for evaluating potential candidates to serve on our Board and for recommending nominees to be presented for election or reelection to the Board at our annual meeting of stockholders. In evaluating potential director candidates, including incumbent directors, the Corporate Governance and Nominating Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board in an effort to ensure there is a blend of skills and experience that will enhance the effectiveness of the Board. The Corporate Governance and Nominating Committee actively considers for selection as directors those persons:

•	who possess a diversity of experience, gender, race, ethnicity and/or global perspective;

•	who possess strong personal and professional ethics, and high standards of integrity and values;

•	who have the proven ability and experience to bring informed, thoughtful and well-considered opinions to corporate management and the Board;

•	who have the competence, maturity and integrity to monitor and evaluate the Company’s management, performance and policies, including as it relates to enterprise risk management;

•	who have the willingness, commitment and ability to devote the necessary time and effort required for service on the Board;

•

who have the capacity to provide additional strength and diversity of view and new perceptions to the Board and its activities, including, among other items, through experience in marketing and sales, human resources and talent management, information technology, cyber security and quality and regulatory fields, medical or dental devices, e-commerce or digital technologies, research and development, business development, or through international business experience;

•	who have the necessary measure of communication skills and self-confidence to ensure ease of participation in Board discussion;

•

who hold or have held a senior executive position with a significant business enterprise, including large public companies, or a position of senior leadership in an educational, medical, or other non-profit institution or foundation of significance or otherwise have significant financial and/or business experience with complex or global entities;

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•	who have professional or academic experience relevant to the Company’s industry, particularly as it relates to medical devices, dental devices, and/or general manufacturing;

•	who have experience in public company governance, including as a board member of another large publicly held company; and

•

who maintain the strong level of financial literacy needed to understand the Company’s financial reports, internal controls and complex transactions, including any experience in capital allocation and deployment, or who specifically qualify as financial experts under the Sarbanes-Oxley Act.

Our Corporate Governance Guidelines/Policies provide that the Corporate Governance and Nominating Committee will recommend candidates for our Board who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of stockholders. The Board believes that having directors of diverse race, ethnicity, global perspectives and gender, along with varied skills and experiences, contributes to a balanced and effective Board. The Corporate Governance and Nominating Committee, in performing its responsibilities to review director candidates and recommend candidates to the Board for election, ensures that candidates with a diversity of race, ethnicity and gender, as well as global perspectives, are included in each pool of candidates from which Board nominees are chosen and actively considers for selection as directors persons who meet such criteria.

In identifying potential candidates for the Board, the Corporate Governance and Nominating Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance and Nominating Committee may also retain outside consultants or search firms to help identify potential candidates for membership on the Board.

The Corporate Governance and Nominating Committee will also consider candidates recommended by stockholders on the same basis as other candidates. Stockholder recommendations for director candidates should be submitted in writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277, along with the name of the candidate and all biographical and other information about the candidate that would be required to be included in a Proxy Statement under the rules of the SEC, a description of the relationship between the candidate and the recommending stockholder, the proposed candidate’s consent to serve as a director if elected and proof of the number of shares of our common stock owned by the recommending stockholder and the length of time such stockholder has owned those shares. The Corporate Governance and Nominating Committee may request additional information and will then evaluate the proposed candidate based on the criteria described above. These procedures relate only to stockholder recommendations for director candidates to be considered by the Corporate Governance and Nominating Committee. Any stockholder who wishes to formally nominate a candidate must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Pursuant to the proxy access provisions of our By-Laws, a holder (or a group of not more than 20 holders) of at least 3% of our outstanding common stock continuously for at least three years is entitled to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board of Directors, provided that the nominating holder(s) and the nominee(s) satisfy the requirements specified in our By-Laws, including by providing us with advance notice of the nomination. For more detailed information on how to submit a nominee for inclusion in our proxy materials pursuant to the proxy access provisions, see “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.” Any stockholder who wishes to formally nominate a candidate without seeking access to our proxy materials must follow the procedures set forth in our By-Laws. See “Other Matters—Nominating Candidates for Election to the Board or Proposing Other Business to be Brought before the Annual Meeting.”

Directors’ Compensation

Our Human Resources Committee reviews non-employee director compensation annually, and recommends changes to the Board for approval as it deems appropriate. In recommending non-employee director compensation, the Human Resources Committee may request the input of Company management or an independent compensation consultant of its choosing, and may consider relevant factors, including director compensation of the Company’s peer group companies. No changes to the Non-Employee Director Compensation Policy were recommended by the Human Resources Committee or approved by the Board of Directors in 2021.

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2021 Director Compensation

Directors who held such positions at the beginning of 2021 and who are not employees of our Company were entitled to receive:

Cash Compensation

•	An annual cash retainer of $100,000 for all directors, paid quarterly in advance.

•

An annual cash retainer of $75,000 for the Non-Executive Chairman, if any, $30,000 for the Lead Director, if any, $25,000 for the Audit and Finance Committee Chair, $20,000 for the Human Resources Committee Chair, $15,000 for the Corporate Governance and Nominating Committee Chair, and $15,000 for the Science and Technology Committee Chair, each paid quarterly in advance. The Executive Committee Chair is not entitled to any additional compensation.

Equity Compensation

•

An annual grant of restricted stock units (“RSUs”) for all non-employee directors, the number of which is determined by dividing $200,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to non-employee directors in shares of common stock upon vesting unless the director elects to defer settlement of the RSUs to a future date. Non-employee directors are entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

•

An annual grant of RSUs for the Non-Executive Chairman, the number of which is determined by dividing $100,000 by the closing price of the Company’s common stock on the date of grant. The RSUs vest on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies, and are payable to the Non-Executive Chairman in shares of common stock upon vesting unless Non-Executive Chairman elects to defer settlement of the RSUs to a future date. The Non-Executive Chairman is entitled to receive dividend equivalents on the RSUs in the event the Company pays a regular cash dividend on its common stock.

The following table provides information regarding the compensation of our non-employee directors for 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Michael C. Alfano(3)	25,000	200,000	225,000
Eric K. Brandt(4)	175,000	300,000	475,000
Willie A. Deese(5)	120,000	200,000	320,000
Betsy D. Holden(6)	115,000	200,000	315,000
Clyde R. Hosein(7)	100,000	200,000	300,000
Arthur D. Kowaloff(8)	100,000	200,000	300,000
Harry M. Jansen Kraemer Jr.(9)	100,000	200,000	300,000
Gregory T. Lucier(10)	100,000	200,000	300,000
Francis J. Lunger(11)	25,000	200,000	225,000
Leslie F. Varon(12)	125,000	200,000	325,000
Janet S. Vergis(13)	115,000	200,000	315,000

(1)	This column reports the amount of cash compensation earned for 2021 service on our Board and its committees.

(2)

Represents the aggregate grant date fair value for RSUs, as computed in accordance with FASB ASC Topic 718. Messrs. Alfano, Brandt, Deese, Hosein, Kowaloff, Kraemer and Lunger, and Ms. Holden, Ms. Varon and Ms. Vergis

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each received an award of 3,008 restricted stock units on May 27, 2021 which vest in full (unless deferred) on the earliest of (1) the date of the next year’s Annual Meeting of Stockholders, (2) the date that is one year from the date of the grant, and (3) the date that a director attains the age of mandatory retirement pursuant to the Company’s Corporate Governance Guidelines/Policies. Grant date fair value was $66.48 (each grant had a notional award value of $200,000 rounded down to the nearest whole share). Mr. Brandt received an additional award of 1,504 restricted stock units for serving as Non-Executive Chairman of the Board.

(3)

At the date of the 2021 Annual Meeting of Stockholders, Dr. Alfano held 47,900 vested stock options, 0 unvested stock options and 0 unvested restricted stock units. Dr. Alfano did not seek re-election to the Board at the 2021 Annual Meeting of Stockholders and left the Board on May 26, 2021.

(4)	At year end, Mr. Brandt held 51,100 vested stock options, 0 unvested stock options, 4,528 unvested restricted stock units and 6,616 deferred restricted stock units.

(5)	At year end, Mr. Deese held 47,900 vested stock options, 0 unvested stock options and 3,019 unvested restricted stock units.

(6)	At year end, Ms. Holden held 10,300 vested stock options, 0 unvested stock options, 3,019 unvested restricted stock units and 11,454 deferred restricted stock units.

(7)	At year end, Mr. Hosein held 0 vested stock options, 0 unvested stock options and 3,019 unvested restricted stock units.

(8)	At year end, Mr. Kowaloff held 21,600 vested stock options, 0 unvested stock options and 3,019 unvested restricted stock units.

(9)	At year end, Mr. Kraemer held 21,600 vested stock options, 0 unvested stock options, 3,019 unvested restricted stock units, and 11,362 deferred restricted stock units.

(10)	At year end, Mr. Lucier held 0 vested stock options, 0 unvested stock options and 3,019 unvested restricted stock units.

(11)

At the date of the 2021 Annual Meeting of Stockholders, Mr. Lunger held 47,900 vested stock options, 0 unvested stock options, 0 unvested restricted stock units and 12,245 deferred restricted stock units. Mr. Lunger served on the Board of Directors until the 2021 Annual Meeting of Stockholders at which time he did not stand for re-election due to reaching the mandatory retirement age in accordance with the Company’s Corporate Governance Guidelines/Procedures.

(12)	At year end, Ms. Varon held 10,300 vested stock options, 0 unvested stock options, 3,019 unvested restricted stock units and 2,364 deferred restricted stock units.

(13)	At year end, Ms. Vergis held 0 vested stock options, 0 unvested stock options and 3,019 unvested restricted stock units.

Stock Ownership Guidelines for Directors

It is the policy of the Board that all Directors hold an equity interest in the Company. Toward this end, the Board expects that all Directors own, or acquire within five years of first becoming a Director, shares of common stock of the Company (including share units held under the Company’s Board of Directors Deferred Compensation Plan, or any successor plan, and restricted stock units, but not including stock options) having a market value of at least five times the annual retainer paid to Board members. The Board recognizes that exceptions to this policy may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate.

All Directors were in compliance with the stock ownership guidelines as of the end of 2021.

Communicating with the Board of Directors

Stockholders who wish to communicate with the Board as a group, the non-management directors as a group, or any individual director, including the Chairman, may do so by writing to the Corporate Secretary at DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277. All mail received will be opened and screened for security purposes and mail determined to be appropriate and within the purview of the Board will be forwarded to the respective

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Board member to which the communication is addressed. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Corporate Governance and Nominating Committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, Willie A. Deese, Betsy D. Holden, Arthur D. Kowaloff, and Gregory T. Lucier each served as members of the Human Resources Committee. None of the current or 2021 members of the Human Resources Committee has ever been an officer or employee of the Company or had a relationship during the last fiscal year requiring disclosure pursuant to Item 404 of Regulation S-K. None of our current or 2021 executive officers served as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Human Resources Committee.

Certain Relationships and Related Party Transactions

One Related Person Transaction (as defined below) was originally noted for the year ended December 31, 2020 and continued until March 2021 as described below. No other Related Person Transactions were noted for the year ended December 31, 2021.

In 2019, the Company began an enterprise modernization program to improve the Company’s customer and employee experience, enable data-driven decision making, provide a lower cost-to-serve and ensure that the Company operates at scale to support future growth. One of the transformative workstreams of the enterprise modernization program relates to the digitization of operations. The Company, with the assistance of an independent third-party consultant, conducted a rigorous sourcing process for software to facilitate the digitization or operations workstream. As a result of that process, the Company received recommendations for various products and determined that one of Automation Anywhere, Inc.’s products would be the best solution for various reasons, including technical quality, customer service, versatility and economics. Mr. Clyde Hosein served as the Chief Financial Officer of Automation Anywhere, Inc. until March 2021, at which time he resigned his position. The enterprise modernization program and the digitization of operations workstream and the sourcing process were each initiated prior to Mr. Hosein’s appointment to the Board of Directors and were conducted without any involvement of Mr. Hosein. Mr. Hosein was not involved in the recommendation or selection of either the Company’s third-party consultant or their recommendation for the Company’s licensing of Automation Anywhere, Inc.’s software. In accordance with the Company’s Related Person Transaction Policy, in December 2020, the Corporate Governance and Nominating Committee reviewed and approved the terms of the proposed licensing of an Automation Anywhere, Inc. software product at an annual cost of $169,800.

Related Person Transaction Policy

The Company has a written policy and procedures with respect to the review and approval of Related Person Transactions. The Corporate Governance and Nominating Committee reviews the material facts of all Related Person Transactions that require the Corporate Governance and Nominating Committee’s approval and either approves or disapproves of the entry into the Related Person Transaction, subject to certain identified exceptions described below. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance and Nominating Committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the interest of the Related Person (as defined by Item 404 of SEC Regulation S-K) in the Related Person Transaction. The Chair of the Corporate Governance and Nominating Committee is delegated the authority by the Board to approve Related Person Transactions that, because of timing or scheduling, are not feasible to be approved by the full Corporate Governance and Nominating Committee.

The policy applies to any transaction, arrangement or relationship in which the Company (including any of its subsidiaries) will be a participant and in which any Related Person will have a direct or indirect material interest, and the amount involved exceeds $120,000 (a “Related Person Transaction”).

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The Corporate Governance and Nominating Committee has pre-approved, under the policy, the following Related Person Transactions without regard to the amount involved:

1.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

2.

any Related Person Transaction involving the compensation, employment and/or benefits of an executive officer of the Company that is not a “Named Executive Officer” (as that term is defined in Item 402(a)(3) of SEC Regulation S-K) if (a) the executive officer is not an immediate family member of another executive officer or director of the Company, (b) the compensation arising from the Related Person Transaction would have been reported under Item 402 as compensation earned for services to the Company if the executive officer was a Named Executive Officer, and (c) such compensation has been approved, or recommended to the Board for approval, by the Human Resources Committee of the Board;

3.

any Related Person Transaction involving the compensation, services and/or benefits of a director if the compensation arising from the Related Person Transaction is required to be reported in the Company’s Proxy Statement;

4.

any Related Person Transaction where the Related Person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro-rata basis;

5.

any Related Person Transaction with a Related Person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

6.	any Related Person Transaction with a Related Person involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and

7.

any Related Person Transaction in which the interest of the Related Person arises solely from such person’s position as a director of another firm, corporation or other entity that is a party to the Related Person Transaction.

Except to the extent pre-approved, as noted above, Related Person Transactions are subject to the following procedures:

The Related Person notifies the General Counsel of the Company of any proposed Related Person Transaction, including the Related Person’s relationship to the Company and interest in the proposed Related Person Transaction; the material terms of the proposed Related Person Transaction; the benefits to the Company of the proposed Related Person Transaction; and the availability from alternative sources of the products or services that are the subject of the proposed Related Person Transaction.

The proposed Related Person Transaction is submitted to the Corporate Governance and Nominating Committee for consideration at the next Corporate Governance and Nominating Committee meeting or, if the General Counsel, after consultation with the CEO or the CFO, determines that the Company should not wait until the next Corporate Governance and Nominating Committee meeting, to the Chair of the Corporate Governance and Nominating Committee, acting pursuant to authority delegated by the Board. Any Related Person Transactions approved pursuant to delegated authority by the Chair of the Corporate Governance and Nominating Committee is reported to the Corporate Governance and Nominating Committee at the next Corporate Governance and Nominating Committee meeting.

To the extent the Company becomes aware of a Related Person Transaction that was not previously approved under this policy, it shall be promptly reviewed as described above and be ratified, amended or terminated, as determined appropriate by the Corporate Governance and Nominating Committee.

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Executive Officers of the Company

In addition to Mr. Casey, our current executive officers include Erania Brackett, Ranjit S. Chadha, Chidam A. Chidambaram, Matthew M. Coggin, Andreas G. Frank, Jorge M. Gomez, Cherée H. Johnson, Walter Petersohn, Cord F. Staehler and Lisa M. Yankie. Information concerning our executive officers, other than Mr. Casey, whose information can be found under “Proxy Item No. 1: Election of Directors” above, follows.

Erania Brackett, age 47. Ms. Brackett joined the company on August 2, 2021 and she currently serves as the Company’s Senior Vice President, Chief Marketing Officer. Before joining Dentsply Sirona, Ms. Brackett served with Medtronic, a medical technology company, as its Vice President, Global Commercial Marketing, Patient Management, CRHF since December 2017. Before joining Medtronic, she worked at GE Healthcare, a medical technology subsidiary of General Electric, for 15 years and held various commercial and operational leadership roles. Before joining GE Healthcare, Ms. Brackett worked for Procter and Gamble, a consumer goods company, and held several engineering, operations management, and continuous improvement positions. Ms. Brackett holds a bachelor’s degree in chemical engineering from the Tuskegee University.

Ranjit S. Chadha, age 52. Mr. Chadha has served as Chief Accounting Officer and Principal Accounting Officer of the Company since August 31, 2020. From April 2016 to March 2020, Mr. Chadha served at Leidos, a defense sector IT services company, most recently as Senior Vice President (SVP), Corporate Financial Planning & Analysis (June 2019-March 2020) and prior to that as SVP-Corporate Controller (April 2016-May 2019). Prior to Leidos, Mr. Chadha spent six years at Computer Sciences Corporation (CSC) (now DXC Technology), a global IT services company, most recently as an Assistant Controller. Prior to CSC, he spent 17 years at PwC, including two years at the firm’s National Office Assurance Quality Group. Mr. Chadha is a Certified Public Accountant and a Chartered Accountant from India. He received his Bachelor of Science from St. Stephens College, Delhi University, India.

Chidam A. Chidambaram, age 55. Mr. Chidambaram joined the Company in October 2018 and has served as Senior Vice President, Chief Digital Officer since May 2019. He was named Chief Marketing Officer in April of 2019. Prior to joining the Company, Mr. Chidambaram served as interim Chief Revenue Officer and Consultant at Venminder, a risk management solutions company, from August 2017 to September 2018. Prior to Venminder, from April 2016 to March 2017, Mr. Chidambaram served as Executive Vice President and Chief Revenue Officer of Bluestem Brands with P&L responsibility for the company’s entire portfolio of brands, and from May 2009 to April 2016, he served as Executive Vice President and Chief Marketing Officer. In 2014, Bluestem Brands was #62 in the Internet Retailers Top 100 ranking for the USA. Mr. Chidambaram has more than 25 years of leadership experience in marketing and general management and a track record of successfully growing revenue and profit for businesses at Bluestem Brands, HSBC, T-Mobile USA, Kraft Foods, Coca-Cola and Capital One. He holds a bachelor’s degree in Mechanical Engineering from the University of Michigan and an MBA from the Stanford Graduate School of Business.

Matthew M. Coggin, age 43. Mr. Coggin joined the Company in March 2019 and has served as Senior Vice President, Business Development and Strategy Officer since May 2019. He has close to two decades of experience in the dental space and corporate development. With more than 18 years of experience in the medical industry, Mr. Coggin’s experience ranges from the investment side to the commercialization of medical device and pharmaceutical products. For the greater part of his career, he has worked with specialized drug delivery and diagnostic opportunities ranging from microsphere technology to dynamic radiology and imaging. From 2010 to March 2019, he held various sales and leadership positions within OraPharma, a specialty pharmaceutical company focusing on the dental industry within the Bausch Health organization. Prior to joining the Company, Mr. Coggin, served as Vice President and General Manager of OraPharma from August 2016 to April 2019 and was responsible for all commercialization, strategy and business development for the U.S. and international business. Prior to joining OraPharma, he served as an associate in private equity and venture capital focusing on healthcare. Mr. Coggin holds a bachelor’s degree in Biomedical Engineering from the Johns Hopkins University.

Jorge M. Gomez, age 54. Mr. Gomez joined the Company in August 2019 and has served as Executive Vice President and Chief Financial Officer since that time. Mr. Gomez previously served as Chief Financial Officer of Cardinal Health, a multinational healthcare services company, from January 2018 to August 2019. At Cardinal, he was responsible for financial activities across the enterprise, including financial strategy, capital deployment, treasury, investor relations, tax, accounting and external reporting. From July 2015 to December 2017, he was Chief Financial Officer of the Medical segment and from February 2012 to June 2015, he was Chief Financial Officer of the Pharmaceutical segment. Prior to

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that, Mr. Gomez served as treasurer and corporate controller at Cardinal Health. Before joining Cardinal Health, Mr. Gomez held multiple executive and leadership roles at General Motors, including assignments in New York, Singapore, Belgium, and Brazil. He began his career with the Smurfit-Kappa Group in the company’s finance development program. Currently, he also serves on the Board of Directors and as a member of both the Audit & Finance Committee and the Nominating & Governance Committee of for Xylem, Inc., a global water management company, and on the Board of Directors and as Chairman of the Audit Committee of Pear Therapeutics, Inc., a leading prescription digital therapeutic company.

Cherée H. Johnson, age 46. Ms. Johnson joined Dentsply Sirona in February 2022 and currently serves as the Company’s Senior Vice President – Chief Legal Officer, General Counsel & Secretary. Prior to joining Dentsply Sirona, Ms. Johnson served as Senior Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer at W.R. Grace, a chemical products company, from January to September 2021. Before joining W.R. Grace, Ms. Johnson served as Vice President, Deputy General Counsel and Assistant Corporate Secretary, at McCormick & Company, a public, multinational food company, since 2015. Prior to her tenure with McCormick, Ms. Johnson worked with H.J. Heinz Company and Cargill, the largest privately held company in the U.S., leading intellectual property matters. She held a similar role at 3M Company, where she began her legal career. Ms. Johnson also worked at 3M as a product development lead and chemical engineer. She earned her law degree from the University of Minnesota Law School and her undergraduate degree in Chemical Engineering from Florida A&M University. Currently, she serves as a member of the Advisory Board of the Johns Hopkins Bloomberg School of Public Health and is a board member of several nonprofit organizations.

Walter Petersohn, age 54. Mr. Petersohn has served as Senior Vice President, Chief Commercial Officer of the Company since August 2018. Formerly, Mr. Petersohn served as Executive Vice President of Sales from September 2010 to August 2018. From 2003 through September 2010, Mr. Petersohn was Vice President Sales for Sirona Dental Systems, where he oversaw the expansion of Sirona’s international presence into markets including China, Italy and Korea. Between 1999 and 2003, he served as Vice President Sales for Asia-Pacific and the Middle East and was responsible for the Sirona’s expansion into Japan and Australia. From 1995 to 1999, Mr. Petersohn was a Product Manager and Director of Marketing for Sirona’s Treatment Center Division. Mr. Petersohn received a Master’s degree in history from the University of Würzburg, Germany and an MBA from the State University of New York at Albany.

Cord F. Staehler, age 52. Dr. Staehler joined the Company on May 1, 2019 and has served as Senior Vice President, Chief Technology Officer since May 22, 2019. Prior to joining the Company, Dr. Staehler was with Merck KGaA, a multinational pharmaceutical, chemical and life sciences company, where for nearly four years, he was Senior Vice President & Head of the Global Medical Device & Service Business based in Geneva, Switzerland. In this capacity, he led global business operations, including product development, key account management, supply chain, field service, call centers, customer training, complaints handling and quality assurance in 48 countries. Additionally, he oversaw the Merck Healthcare strategic initiative to build and expand digital capabilities, ranging from R&D to digital-go-to-market, including governance, organization, process setup and implementation. Previously, he was Chief Technology Officer for five years at Siemens Healthcare, a global leader in diagnostics, where he was based in Erlangen, Germany and Berkeley, California. He was the founding CTO and CEO for a diverse set of companies ranging from instrumentation and software for gene analysis and NGS to synthetic biology, molecular biomarkers and Genetic IVD. He led all stages of a venture from initiation to launch and growth with sales and operations in Europe, the U.S. and Asia. Dr. Staehler earned an undergraduate degree in Engineering from the University of Karlsruhe and holds a master’s degree in Theoretical Mechanical Engineering from the University of Siegen and a PhD in Human Genetics from the University of Saarland.

Lisa M. Yankie, age 53. Ms. Yankie has served as Senior Vice President, Chief Human Resources Officer and Communications of the Company since October 2019. Prior to joining Dentsply Sirona, Ms. Yankie served as Vice President of Human Resources for the Corporate & Pulp & Paper division of Domtar Corporation, a global producer of paper products, from September 2016 to October 2019. Before that, she was the HR business leader for the multi-industry manufacturing and engineering organization SPX Corporation from 2010 to August 2016. Prior to that, she served in various executive roles at Dana Incorporated, Bank of America and the Ford Motor Company. Ms. Yankie holds a bachelor’s degree in Business Administration and a master’s degree in Labor Relations and Human Resources both from Michigan State University.

DENTSPLY SIRONA INC. – Proxy Statement     33

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our named executive officers (“NEOs”). Our NEOs for 2021 include our Chief Executive Officer and Chief Financial Officer serving at fiscal year-end and the next three highest compensated executive officers serving as such at fiscal year-end:

Donald M. Casey Jr. Chief Executive Officer since February 2018	Jorge M. Gomez Executive Vice President and Chief Financial Officer since August 2019	Walter Petersohn Senior Vice President, Chief Commercial Officer since August 2018

Additionally, Mr. Keith J. Ebling, our former Executive Vice President, General Counsel and Secretary, and Mr. Daniel P. Key, are designated as NEOs for 2021. Mr. Ebling ceased serving as an executive officer of the Company on January 1, 2022 and Mr. Key ceased serving as an executive officer of the Company on January 21, 2022.

2021 Performance and Compensation Actions

Continued Impact of COVID-19 through 2021

In 2021, the COVID-19 pandemic and the resulting variants continued to cause significant volatility and uncertainty in the dental market, which resulted in changes in consumer behavior and significant disruptions to supply and demand. Despite the resurgence of cases late in 2021 due to variants of the COVID-19 virus, the Company has seen customer demand and dental patient traffic normalize in major markets, particularly in the second half of the year.

2021 Key Business Highlights

Despite the continued impact of and the uncertainty arising from the COVID-19 pandemic, the Company delivered strong results in 2021 with double-digit adjusted earnings per share growth and solid cash flow generation. The Company also launched new products, as a result, drove meaningful growth in demand across all strategic growth areas, including CAD/CAM, Implants, Orthodontics and Endodontics/Restorative.

34    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

The following table reflects the Company’s sales, earnings, operating income margin, organic sales growth and organic sales growth in fiscal year 2021 and 2020.

$ in millions, except EPS, Operating Income % and Organic Sales Growth %	2021	2020	Change (%)
Net Sales	$4,251	$3,342	27.2%
Gain or (Loss) Per Basic Common Share (EPS)	$1.91	$(0.38)	NM
Adjusted Earnings Per Diluted Common Share (EPS)(1)	$2.87	$1.79	60.3%
Operating Income Margin	20.5%	16.1%
Organic Sales Growth(1)	24.6%	(3.3%)

(1)

In this table, the Company is providing GAAP information for “Net Sales” and “Gain or (Loss) Per Basic Common Share” and non-GAAP information for the other measures, as it believes that this presentation of non-GAAP information, for purposes of this Compensation Discussion and Analysis section, provides a better measure of performance for comparison purposes. Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

The following are a few of the highlights from the Company’s strategic investments and new product launches in 2021:

•

Datum Dental, Ltd. Acquisition – This January 2021 acquisition is part of our commitment to prioritizing deploying clinical innovations to our customers. Datum Dental is an Israel-based company known for its innovative dental regeneration products. The acquisition adds the clinically superior proprietary technology GLYMATRIX® and its strong OSSIX® biomaterial to our portfolio. Datum Dental complements Dentsply Sirona’s existing implant dentistry strategy around Ankylos, Astra Tech Implant System, Xive and Atlantis, focusing on established quality and meaningful innovation. In addition, Datum Dental has a strong R&D pipeline with many promising products with differentiated value propositions and Dentsply Sirona has the capacity to further invest in its future development.

•

DS Implants launched – With a digital base, historical product strength and signature workflows supported by ongoing education and training, DS Implants was launched. Successful brands like Simplant, OSSIX, Atlantis and MIS will be harmonized as part of the implants restage. Three completely connected, seamless signature workflows will take full advantage of digital dentistry for excellent outcomes and patient satisfaction. DS Implants also include new innovation with PrimeTaper, a self-tapping implant with a tapered design that can be inserted safely and easily with a unique double thread, enabling long-term bone stability.

•

ProTaper Ultimate launched – In September 2021, the Company launched ProTaper Ultimate, the first major endodontic platform innovation launched in the Endodontic business in more than 5 years. ProTaper Ultimate is a solution combining the latest generation of ProTaper files, enhanced disinfection, and dedicated obturation along with a new bioceramic sealer that work seamlessly together. This new endodontic system is designed for Endodontic specialists and General Practitioners who frequently perform both complex and routine procedures and need a system that can handle all types of anatomies.

•

Environmental, Social and Governance (“ESG”) Impact – As a global leader in the dental health sector, we are striving to become an ESG leader. In September 2021, we launched our new Sustainability strategy titled ‘Beyond. Taking Action for a Brighter World’ and published our inaugural Sustainability Report.

DENTSPLY SIRONA INC. – Proxy Statement     35

EXECUTIVE COMPENSATION

Summary of 2021 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the Human Resources Committee during 2021 are set forth below.

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2021 Compensation Actions
Base Annual Salary	Attract and retain quality management Competitive with the market Recognize executive’s level of responsibility and experience in position	• Base salary increases were 3%
Annual Incentive Plan

Cash award based on accomplishment of annual financial objectives

Motivate and reward performance relative to annual objectives and priorities that are linked to long-term success

Competitive with market to attract and retain executive management

Based on performance of the Company to align with stockholder interest

•  The 2021 annual incentive plan was split into two half-year plans due to the continued uncertainty brought on by the impact of COVID-19. EBITDA was chosen as the sole financial metric due to the consistency with which the metric could be measured with the impact of COVID-19.

•  The first-half and second-half bonuses were funded at 104.6% and paid at 50% of target, in the aggregate, as recommended by management and approved by the Human Resources Committee to recognize the performance not reflected in the financial and strategic metrics of the plan, specifically the Company’s increased expenses in 2021 and the fourth quarter results.

Equity Incentive Compensation

Equity incentive awards for all NEOs other than Mr. Casey consisting of:

•  performance based-vesting restricted stock units (PRSUs), weighted 50%;

•  time based-vesting restricted stock units, weighted 25%; and

•  time based-vesting stock options, weighted 25%.

Equity incentive awards for Mr. Casey consisting of:

•  performance based-vesting restricted stock units (PRSUs), weighted 75%; and

•  The 2019-2021 PRSUs were earned at a total of 16.5% of target:

○  The cumulative adjusted EPS for 2019 through 2021 excluded the impact of the 2021 AIP reduction and, as a result, was $7.06, which fell below the threshold for payout of $7.09.

○  The Total Shareholder Return portion of the 2019-2021 paid out 82.7%.

•  PRSUs granted in 2019 and 2020 incorporate 3-year non-GAAP EPS and relative Total Shareholder Return (TSR) metrics.

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EXECUTIVE COMPENSATION

COMPENSATION COMPONENTS

Component	Link to Business and Talent Strategies	2021 Compensation Actions

•  time based-vesting stock options, weighted 25%.

Reward for improving and sustaining long-term performance

Align directly with stockholders’ interest

Enhancement of long-term stockholder value

Retention

•  PRSUs granted in 2021 incorporate non-GAAP EPS, organic growth and 3-year relative (TSR) metrics.

•  Cliff vesting of 2019 and 2020 PRSUs after 3 years dependent upon the achievement of pre-established cumulative financial targets over 3-year period.

•  Cliff vesting of 2021 PRSUs after 3 years dependent upon achievement of pre-established financial growth targets, measured over individual 1-year periods.

Pay for Performance

Pay for performance has been and continues to be an important component of our compensation philosophy. Our compensation approach, which is described in greater detail below, is designed to motivate officers, including the NEOs, to substantially contribute individually and collaboratively to the Company’s long-term, sustainable growth. The annual and equity incentive components are tied directly to the performance of the Company and stockholder value. The Company has designed its executive compensation programs such that our senior executives have the majority of variable pay opportunity subject to individual performance, financial performance and stock price. Target total compensation for our CEO in 2021 was 89% “at risk,” meaning that it is contingent upon and based on Company performance and stock price performance, and target total compensation for our other NEOs was on average 74% “at risk.”

*Incentive compensation for these purposes is based on “at target” compensation, which reflects compensation that would be earned if we achieve the financial and strategic goals set within our incentive plans.

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EXECUTIVE COMPENSATION

“Granted Pay Opportunity” equals the sum of, for all of the three prior fiscal years (i.e., 2019-2021): (i) salary (excludes salary reduction in 2020), (ii) target value of short-term cash incentives, and (iii) the grant date fair-value of long-term incentive awards (i.e., Performance RSUs, stock options, previously disclosed one-time 2019 long-term incentive awards).

“Realized Pay” equals the sum of, for all of the three prior fiscal years: (i) salary (as disclosed in Summary Compensation Table), (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards based on our stock price as of December 31, 2021 (last trading day of our last fiscal year). The previously disclosed one-time 2019 performance-based operating margin award reflects the payout at 200% of target.

Say-on-Pay Vote in 2021 and Investor Outreach

In 2021, the Company proactively engaged in a governance outreach effort to its major stockholders with respect to its compensation programs for its named executive officers and environmental, social and governance matters. At our 2021 Annual Meeting of Stockholders, 92.63% voted affirmatively on an advisory basis to approve the Company’s 2020 executive compensation program. The Human Resources Committee viewed this as strong support of its approach to the determination and setting of executive compensation and continued to apply the same effective principles and philosophies that have been applied in prior years when making compensation decisions for 2021. These principles and philosophies are highlighted and described more fully below.

To ensure that the Human Resources Committee considers stockholder views on compensation matters, we maintain an active investor relations program. Throughout the year, we are engaged with our actively-managed stockholders, which represent in the aggregate a majority of our shares. The Human Resources Committee receives regular updates on investor feedback and understands that stockholders remain focused on the alignment of pay and performance and are generally supportive of the Company’s executive compensation.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

The Human Resources Committee’s compensation philosophy, when determining NEO compensation at the beginning of 2021, was to provide a compensation package designed to generally satisfy and balance the following principal objectives:

•

to align executive compensation with corporate performance and stockholder interests and experience. This is accomplished by rewarding performance that is directly linked to achievement of the Company’s business plans, financial objectives and strategic goals, as well as changes in the Company’s stock price;

•

to tie components of executives’ compensation to the Company’s performance by providing incentives and rewarding individual, team and collective performance, such as through the execution of actions that contribute to the achievement of the Company’s strategies and goals, including accomplishments within assigned functional areas and successfully managing their respective organizations;

•

to both attract and retain executives and key contributors with the skills, capabilities and experience necessary for the Company to achieve its business objectives. This requires that the Company’s compensation programs be competitive with market compensation practices and performance-based, and that we maintain flexibility in order to respond to the changing needs of our business;

•	to balance risk and reward to motivate and incentivize business performance without encouraging inappropriate risk taking; and

•	targeting compensation to the 50th percentile of compensation paid by the Company’s peers for comparable executive roles.

The Human Resources Committee believes that the compensation opportunity offered to the Company’s executive officers should be competitive with the market, actual compensation should be aligned with the performance of the Company on both a short-term and long-term basis, take into consideration individual performance of the executive, and assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Company’s executive compensation program balanced a level of fixed compensation with incentive compensation, that varied with the performance of the Company and the performance of the individual executive’s areas of responsibility. The Company’s base pay and benefit programs for executives provided fixed compensation that was competitive with the market for companies of similar size and scope. The annual incentive compensation plan rewarded performance measured against goals and standards established by the Human Resources Committee, with specific focus on the accomplishment of annual financial objectives related to organic sales growth, adjusted income, adjusted cash flow, and strategic objectives, and the long-term incentive compensation was designed to encourage executives to increase stockholder value by focusing on growth in earnings and total shareholder return relative to S&P 500 companies.

Other objectives of the total compensation program are to provide: the ability for executives to accumulate capital, predominantly in the form of equity in the Company, in order to align executive interests with those of the stockholders; a competitive level of retirement income; and, in the event of certain circumstances, such as termination of employment in connection with a change-in-control of the Company, special severance protection to help ensure executive retention during the process and to ensure executive focus on serving the Company and stockholder interests without the distraction of possible job and income loss.

DENTSPLY SIRONA INC. – Proxy Statement     39

EXECUTIVE COMPENSATION

Compensation Governance Best Practices

WHAT WE DO	WHAT WE DON’T DO

•   Rigorous goal setting aligned to our externally disclosed annual and multi-year financial targets.

•   Impose stock ownership and holding requirements that provide that each NEO must own a multiple of his or her annual base salary in our common stock, and we have instituted holding requirements prohibiting our NEOs from selling shares vested from RSUs and PRSUs (net of tax) until their stock ownership requirements have been met.

•   Closely monitor risks associated with our compensation program and individual compensation decisions to ensure they do not encourage excessive risk taking.

•   Retain an independent compensation consultant to assess the market for the determination of our executive compensation elements and targets on an annual and ongoing basis.

•   Seek stockholder feedback on compensation of named executive officers, including consideration of the annual Say-on-Pay vote.

•   Compensation recoupment policy that allows our Board to seek reimbursement in certain circumstances, including a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks.

•   Restrictive covenants in executive employment agreements.

•   No tax gross-ups, including no excise tax “gross-ups” upon change in control.

•   No discounting, reloading or re-pricing of stock options without stockholder approval.

•   No “single-trigger” accelerated vesting of equity-based awards upon change in control.

•   No multi-year guaranteed incentive awards for senior executives.

•   No director or employee hedging or pledging of Company securities permitted.

•   No excessive perquisites.

•   No dividends or equivalents paid on unvested RSUs or PRSUs.

•   No “liberal share recycling” of shares used for taxes or option exercises.

Review of Pay Relative to Peer Groups

In determining 2021 compensation opportunities, the Human Resources Committee adopted a peer group of sixteen companies intended to be closely aligned with the size and nature of operations of the Company’s business (the “Peer Group”). The Peer Group is identified below (at the time, the median revenue approximated $3.5 billion; Dentsply Sirona revenue approximated $4.3 billion):

Peer Group

Agilent Technologies, Inc.	Hill-Rom Holdings, Inc.	ResMed Inc.

Align Technology, Inc.	Hologic, Inc.	STERIS plc

Avantor, Inc.	Illumina, Inc.	Teleflex Incorporated

Edwards Lifesciences Corp.	Intuitive Surgical, Inc.	The Cooper Companies, Inc.

Envista Holdings Corporation	Mettler-Toledo International Inc.	Varian Medical Systems Inc.

Henry Schein, Inc.	PerkinElmer, Inc.	Zimmer Biomet Holdings Inc.

40    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

For 2021, the Human Resources Committee made various changes to the Company’s peer group in order to better align with the Company from a business mix and strategy perspective. Specifically, the Human Resources Committee approved adding the following companies to the Company’s peer group: Agilent Technologies, Inc., Avantor, Inc., Envista Holdings Corporation, Illumina, Inc. Mettler-Toledo International Inc. and PerkinElmer, Inc., and removing the following companies from the Company’s peer group: Baxter International Inc., Boston Scientific Corporation, IDEXX Laboratories, Inc. and West Pharmaceutical Services, Inc. The compensation levels for the NEOs were determined using the Peer Group and a customized selection of companies of similar size, industry and complexity, from a broad compensation survey provided by Aon Radford’s 2020 Global Technology Survey (the “Radford Survey Peer Group“), (together with the Peer Group, the “Peer Groups”).

Data from the Peer Groups were considered by the Human Resources Committee in evaluating the amount and proportions of base pay, annual incentive pay and long-term compensation, as well as the targeted total compensation value for Mr. Casey as our Chief Executive Officer. The same Peer Groups were considered in evaluating the compensation of Mr. Gomez as our Chief Financial Officer, and Mr. Ebling as our General Counsel. The Radford Survey Peer Group was considered in evaluating the compensation of Mr. Petersohn as our Chief Commercial Officer, and Mr. Key as our Chief Supply Chain Officer.

The analysis by the Independent Compensation Consultant reflected that in general, the targeted total direct compensation (base salary, annual incentive targets and equity awards, and one-time awards) of the Company’s executive officers was typically around the 50th percentile of the market, as reflected in the Peer Group data. This is affected by the performance and experience of each executive officer and the performance of the Company relative to the performance targets established in the annual and PRSU incentive plans and actual payout can be higher or lower than the expected percentile depending on performance.

The Human Resources Committee did not consider the overall wealth accumulation of executives in establishing the 2021 levels of compensation, except as it relates to meeting the Company’s stock ownership guidelines for officers, to the extent the prior year’s compensation is considered in the comparative analysis described above, and in recognition that the Company’s compensation program provides the opportunity over time for executives to build additional wealth that is aligned with stockholders.

Determination of 2021 Executive Compensation

The Company’s intention in developing total annual compensation for executives is to balance creating value for our stockholders with providing meaningful compensation to our NEOs that recognizes their contributions to the organization and supports their value creation initiatives. Salary ranges, annual incentive plan targets and equity compensation targets were developed using a “total direct compensation” perspective which considers all components of compensation.

DENTSPLY SIRONA INC. – Proxy Statement     41

EXECUTIVE COMPENSATION

Overview

The table below outlines each of the principal elements of the Company’s executive compensation program:

Pay Element

	Base Salary	Annual Cash Incentive	PRSU	RSU	Stock Options

Who Receives	All NEOs

When Granted	Annually

Form of Delivery	Cash		Equity

Type of Performance	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

Performance Period	1 year	1 year	3 years	3 years (ratable annual vesting)	3 years (ratable annual vesting)

How Payout Determined	Human Resources Committee determination	Pre-established formula	Pre-established formula	Stock price at vesting dates multiplied by number of shares vesting	Stock price appreciation between grant and exercise

2021 Performance Measures	Individual	First Half of 2021 – Adjusted EBITDA for Q1 and Q2 Second Half of 2021 – Adjusted EBITDA for Q3 and Q4	Relative TSR Adjusted EPS (measured over three one-year periods and cliff vesting after three years)	Stock price	Stock price

Determination of 2021 Compensation for Named Executive Officers

For our NEOs, the Human Resources Committee adopted the annual compensation program structure based on an annual review, described in more detail below, that targets overall NEO total compensation at the 50th percentile of the Peer Group while allowing for the opportunity to earn more or less based on experience and actual performance. Mr. Ebling served as Executive Vice President, General Counsel and Secretary up to and until January 1, 2022, at which time he transitioned to the role of an advisor to the Chief Executive Officer in connection with the relocation of his position to the Company’s headquarters in Charlotte, North Carolina. Mr. Ebling will leave the Company on April 1, 2022. Mr. Key served as Senior Vice President, Chief Supply Chain Officer from December 2018 until he left the Company on January 21, 2022.

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EXECUTIVE COMPENSATION

Roles in Executive Compensation

The Human Resources Committee established 2021 compensation for the NEOs and the full Board of Directors approved the 2021 compensation for Mr. Casey, our CEO. The Human Resources Committee was assisted in its work regarding executive compensation by the Company’s Corporate Human Resources Department and considered recommendations from the CEO regarding compensation for the NEOs other than himself. In addition, with respect to the compensation established for the NEOs in 2021, the Human Resources Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (the “Independent Compensation Consultant”), to advise on matters related to the compensation of the CEO and other executives.

After consideration of the independence assessment factors provided under the listing standards of The Nasdaq Global Select Market, the Human Resources Committee determined that the Independent Compensation Consultant is independent and that the work that it performed in 2021 did not raise any conflicts of interest.

Determination of Annual Base Salaries

In establishing 2021 base salaries of the Company’s executives, the Human Resources Committee strived to reflect the external market value of a particular role as well as the experience and qualifications that each incumbent executive brings to the role. The primary purpose of the Company’s base salaries is to pay a fair, market competitive rate in order to attract and retain key executives. Base salary adjustments generally are considered annually and are awarded based on individual performance, level of responsibilities, competitive data from the Peer Group reviews, employee retention efforts, annual salary budget guidelines and the Company’s overall compensation philosophies discussed above. Base salaries are targeted to the 50th percentile of the salaries paid by the Peer Groups for a comparable role in order to ensure that the Company is able to compete in the market for outstanding employees without unduly emphasizing fixed compensation, but may be higher or lower based on individual performance, experience, additional responsibilities and other factors.

The starting point for the Human Resources Committee in establishing 2021 base salaries and annual incentive awards at the beginning of 2021 was to review the salaries, target annual cash (at 100% achievement) and total direct compensation of the executive officers against these same compensation levels for comparable positions in the Peer Groups. Once the Human Resources Committee established the appropriate range for base salaries, the Human Resources Committee adjusted the base salary of the individual executive officer based on consideration of several factors, including individual performance, Company performance, the experience level of the executive, the nature and breadth of the executive’s responsibilities, and retention considerations.

The approved annual base salaries which were effective as of May 1, 2021 and January 1, 2020 for the NEOs, other than as noted below, are as follows:

Name	2021 Annual Base Salary	2020 Annual Base Salary		Change (%)
Donald M. Casey Jr.	$1,030,000	$1,000,000		3%
Jorge M. Gomez	$769,400	$747,000		3%
Walter Petersohn(1)	$458,500	$445,100		3%
Keith J. Ebling(2)	$721,500	$700,500		3%
Daniel P. Key(3)	$562,400	N/A	(4)	N/A

(1)	Amounts shown have been converted from Euros using the rate of $1.137 to €1.

(2)	Former Executive Vice President, General Counsel and Secretary.

(3)	Former Senior Vice President, Chief Supply Chain Officer.

(4)	Mr. Key was not a NEO in 2020.

Please see the “Summary Compensation Table” below for actual base salaries paid to the NEOs during 2021.

DENTSPLY SIRONA INC. – Proxy Statement     43

EXECUTIVE COMPENSATION

Determination of Annual Incentive Award Opportunities

Rationale

As discussed above under “Compensation Philosophy and Objectives,” the Human Resources Committee believes in the importance of having a significant portion of an executive’s total annual cash compensation tied to the annual performance of the Company and its businesses. It was intended that this component of the total compensation opportunity be competitive with the market, but that it would also reward executives with above-market pay for exceptional performance and similarly, pay would fall below market for performance that fails to meet the objectives established by the Human Resources Committee. The Human Resources Committee believes that employees in higher level positions should have a higher proportion of their total compensation delivered through pay-for-performance cash incentives in order for their total annual compensation to be more significantly correlated, both upward and downward, to the Company’s performance. The Human Resources Committee believes this approach helps to align the compensation and objectives of the executives with the Company and its stockholders.

Process

The Human Resources Committee annually reviews and establishes compensation threshold, target and maximum performance and payout levels for annual incentive opportunities applicable for the performance year. These levels generally are established at the beginning of the performance year in connection with the approval of the Company’s budget for such year. In 2021, the targets were again reviewed. In establishing the target payouts, the Human Resources Committee evaluated the compensation levels in the Peer Groups. The Human Resources Committee established performance targets for the executive officers, which if achieved at the 100% level, would result in annual incentive payouts that, in combination with base salary, would be competitive in the 50th percentile range of the total annual cash compensation of comparable positions in the Peer Groups. If the Company exceeds the targets established by the Human Resources Committee, the executives are rewarded with higher annual incentive payouts and if the Company falls below the targets, the executives’ bonuses are reduced below the 100% target level, including possibly to zero. The general principle in setting targets and measuring performance is that management is responsible and accountable for achieving the annual financial results and strategic priorities of the Company.

2021 Annual Incentive Targets

Consistent with the principles outlined above, for 2021, the annual incentive targets for the NEOs for the combination of both the 2021 First Half Annual Incentive Plan and the 2021 Second Half Annual Incentive Plan (both as further described below), in the aggregate, ranged from 65% to 125% of base salary depending on the executive’s position, as set forth below.

Name	Target Annual Incentive Payout as Percent of Salary
Donald M. Casey Jr.	125%
Jorge M. Gomez	75%
Walter Petersohn	65%
Keith J. Ebling(1)	75%
Daniel P. Key(2)	65%

(1)	Former Executive Vice President, General Counsel and Secretary.

(2)	Former Senior Vice President, Chief Supply Chain Officer.

2021 First Half and Second Half Annual Incentive Performance Measures

The Human Resources Committee, and the independent members of the Board in the case of the CEO, due to the remaining uncertainty associated with the COVID-19 pandemic, at the beginning of 2021 approved the implementation of two six-month Annual Incentive Plans.

44    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION

The 2021 First Half Annual Incentive Plan and the 2021 Second Half Annual Incentive Plan each provided for potential cash incentive payments based on achievement of performance criteria during the first two and the last two quarters of 2021, respectively. The funding levels for the each of the 2021 First Half and 2021 Second Half Incentive Plans were dependent upon the Company’s earnings before interest, tax, debt and amortization (“EBITDA”) for the applicable half of 2021, adjusted for restructuring activities, with a minimum specified EBITDA required for any funding of such plan. Upon achievement of the EBITDA objectives that result in funding of either or both of the plans at any level, the Human Resources Committee then evaluated strategic objectives related to environmental, social and governance factors, Company culture and objectives related to certain specified businesses, retaining the ability to use its negative discretion to pay the cash incentive at a level that is lower than the payout based solely on the EBITDA objectives to the extent that all of the strategic objectives are not achieved. As each of the 2021 First Half Annual Incentive Plan and the 2021 Second Half Annual Incentive Plan represented only half of the year, the target payouts for each were set to 50% of the full target Annual Incentive Payout as a percentage of the NEOs’ salary.

Financial Objective and Funding Mechanism/Determination

The funding levels for the 2021 First Half Annual Incentive Plan for the achievement of the performance criteria range from 0% to 125% of the half year target payout, depending on the achievement of such criteria.

	Adjusted EBITDA(1)	Funding Level
Threshold	$380 million	50%
Target	$422 million	100%
Stretch	$443 million	125%

(1)

Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, adjusted for restructuring activities, for the period from January 1, 2021 to June 30, 2021. Adjusted EBITDA as calculated for purposes of the AIP differs from the Adjusted EBITDA we report in our quarterly earnings release materials. Funding levels associated with Adjusted EBITDA outcomes between the Threshold and Target levels, and between the Target and Stretch levels, will be calculated using straight line interpolation. Below the Threshold level, the pool will not be funded and the funding of the pool is capped at 125%. Please see Appendix A – “Adjusted EBITDA Reconciliation – AIP Measurement” for a reconciliation of Adjusted EBITDA to the corresponding GAAP information.

The funding levels for the 2021 Second Half Annual Incentive Plan for the achievement of the performance criteria range from 0% to 125% of the half year target payout, depending on the achievement of such criteria.

	Adjusted EBITDA(1)	Funding Level
Threshold	$461 million	50%
Target	$512 million	100%
Stretch	$538 million	125%

(1)

Adjusted EBITDA means earnings before interest, taxes, depreciation and amortization, adjusted for restructuring activities, for the period from July 1, 2021 to December 31, 2021. Adjusted EBITDA as calculated for purposes of the AIP differs from the Adjusted EBITDA we report in our quarterly earnings release materials. Funding levels associated with Adjusted EBITDA outcomes between the Threshold and Target levels, and between the Target and Stretch levels, will be calculated using straight line interpolation. Below the Threshold level, the pool will not be funded and the funding of the pool is capped at 125%. Please see Appendix A – “Adjusted EBITDA Reconciliation – AIP Measurement” for a reconciliation of Adjusted EBITDA to the corresponding GAAP information.

Strategic Objectives for Consideration After Funding is Determined

The strategic objectives for both of the 2021 First Half Annual Incentive Plan and 2021 Second Half Annual Incentive Plan, after the financial objective determines the quantitative funding of the bonus pool, are:

(1)	Environmental, social and governance data collection, verification and disclosure and top investor engagement plans.

(2)	Company culture summits, employee engagement surveys and development plans.

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EXECUTIVE COMPENSATION

(3)	Other strategic objectives related to certain of the Company’s businesses, the disclosure of which, the Human Resources Committee believes could result in competitive harm to the Company.

2021 Financial Objective Achievement and Funding Mechanism/Determination

The financial objective achievement for the 2021 First Half Annual Incentive Plan was as follows.

	Target	Actual	Funding Level
Adjusted EBITDA	$430 million	$499.5 million	125%

The financial objective achievement for the 2021 Second Half Annual Incentive Plan was as follows.

	Target	Actual	Funding Level
Adjusted EBITDA	$512 million	$495.8 million	84.1%

Following the above-described financial objective achievements and the subsequent quantitative funding of the bonus pool at 104.6%, management and the Human Resources Committee reviewed each plans’ strategic objectives and other factors and, at its February 2022 meeting, Company management recommended, and the Human Resources Committee approved, the decision to exercise negative discretion to reduce the payout to 50% in the aggregate to the Management Committee, including the NEOs, to recognize the performance not reflected in the financial and strategic metrics of the plan, specifically the Company’s increased expenses in 2021 and the fourth quarter results. As a result, the following actual payouts were made for the combined 2021 First and Second Half Annual Incentive Plans.

	Bonus Plan Target ($ or €)	Funding Level	Actual Payout Level	Actual Payout Amount	Payout as % of Base Salary
Donald M. Casey Jr.	$1,287,500	104.6%	50%	$643,750	63%
Jorge M. Gomez	$577,058	104.6%	50%	$288,529	38%
Walter Petersohn(1)	$298,018	104.6%	50%	$149,009	37%
Keith J. Ebling(2)	$541,136	104.6%	50%	$270,568	38%
Daniel P. Key(3)	$365,547	104.6%	50%	$182,774	33%

(1)	Amounts shown have been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

(2)	Former Executive Vice President, General Counsel and Secretary.

(3)	Former Senior Vice President, Chief Supply Chain Officer.

Determination of Annual Equity Incentive Compensation

The third principal component in the 2021 annual total compensation for the Company’s executives was the award of equity incentives designed to reward long-term performance.

Our annual long-term incentive program for all NEOs, other than Mr. Casey, is comprised of three components in 2021:

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of specific three-year performance objectives;

•	Stock option awards designed to reward stock price growth; and

•	Time-based restricted stock unit (“RSU”) awards.

Our annual long-term incentive program for Mr. Casey is comprised of two components in 2021:

•	Performance-based restricted stock unit (“PRSU”) awards based on accomplishment of three specific one-year performance objectives; and

•	Stock option awards designed to reward stock price growth.

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EXECUTIVE COMPENSATION

The Human Resources Committee believes that equity incentive compensation serves an essential purpose in: (i) attracting and retaining senior executives, (ii) providing them with long-term incentives to maximize stockholder value, (iii) aligning the interests of the executive officers with those of our stockholders, and (iv) incentivizing the ongoing efforts required by the executive team to achieve the successful execution of the strategic plan and the restructuring of the Company and to further link the compensation of executives to the value created for stockholders. A strong performance-based link is created between stockholder value and executive pay through (i) the long-term performance objectives and stock price performance of the PRSUs, (ii) the fact that stock options gain value to the executive only when and to the extent that share price exceeds the exercise price of the option, and (iii) RSUs gain and lose value in the same way and extent as experienced by the stockholders.

Equity Award Grant Practices

Long-term incentive awards for executive officers generally are made annually, as part of the total remuneration approach to executive compensation. In 2021, the annual awards were made in March and were made pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (as amended, the “Omnibus Plan”).

Annual Equity Award Guidelines and Grant Allocations

Guidelines for the size and type of awards were developed based upon, among other factors, the review of the Peer Group data, input from the Independent Compensation Consultant, shares available for grant under the Equity Incentive Plans, the executive’s position in the Company, his or her contributions to the Company’s objectives, and total direct compensation, as compared to the Peer Groups. Equity awards comprised a larger portion of the NEOs’ compensation to more closely align their compensation and interests with the interests of stockholders. The Human Resources Committee also took into consideration the Company’s performance against its business and financial objectives and its strategic plan, and individual performance, as well as the allocation of overall share usage under the Company’s equity incentive plans.

With the exception of Mr. Casey, annual equity grants to all NEOs made in 2021 were allocated, assuming annualized expected value of total equity incentive compensation at target performance attainment, as follows:

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EXECUTIVE COMPENSATION

In February 2021, the Human Resources Committee approved, and the Board of Directors ratified, an increase in Mr. Casey’s target annual equity incentive award from $5.5 million to $6.7 million with a revised grant allocation of 75% in PRSUs and 25% in stock options.

The splits for Mr. Casey and the other NEOs between stock options, RSUs, and PRSUs were based both on comparisons to the market and the overall risk/reward tradeoff. As the Peer Group data varies somewhat by position, the Human Resources Committee generally targeted the equity incentive compensation at or near the median of the Peer Group at target performance, with an opportunity for incentive compensation to exceed the median if performance is above target.

Annual Equity Compensation

PRSUs (75% of target total annual equity value for Mr. Casey; 50% of target total annual equity value for the other NEOs)

Annual PRSUs awarded in 2021 will result in the issuance of actual shares of Dentsply Sirona common stock provided the Company achieves certain financial targets over the years 2021, 2022, and 2023. The number of shares issued will be linked to the Company’s performance as measured by non-GAAP EPS (40% weighting), Organic Sales Growth (40% weighting), and Total Shareholder Return (“TSR”) relative to the S&P 500 index (20% weighting). These performance criteria were selected because they align with Dentsply Sirona’s financial objectives communicated to stockholders, and the Human Resources Committee believes that they are important drivers of long-term stockholder value. Attainment of non-GAAP EPS and Organic Sales performance criteria is measured separately for each calendar year during the three-year performance period, with each year weighted as follows: 2021 (50%), 2022 (30%) and 2023 (20%). Each year’s target is established by multiplying the actual results from the prior calendar year by a growth percentage defined and approved by the Human Resources Committee prior to the granting of the award.

Excluding shares issued pursuant to dividend equivalent rights, the number of shares delivered at the end of the three-year performance period, ending December 31, 2023, may be anywhere from 0% to 250% of the target number of shares awarded, depending on the performance of the Company during the performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period. The change in design for the 2021 award was made to increase the short-term retentive value of the award while keeping the 3-year cliff vesting approach in order to maintain focus on our longer-term performance.

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EXECUTIVE COMPENSATION

The following table sets forth the Non-GAAP EPS and Revenue metrics in the 2021 PRSUs and the Company’s actual results:

2021-2023 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Non-GAAP EPS	40%	$2.45	$2.70	$2.95	$2.87	202%	101%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (250%)	Result	Achievement %	Weighted Result
Revenue	40%	$3,945M	$4,175M	$4,405	$4,251	150%	74.8%

(1)

Cumulative Non-GAAP EPS is a non-GAAP financial measure which excludes certain items. Please see Appendix A – “Cumulative Non-GAAP EPS Reconciliation – 2019-2021 PRSU Awards” for a reconciliation of Cumulative Non-GAAP EPS to the corresponding GAAP information.

The SEC rules provide that the Company does not have to disclose confidential financial information if doing so would result in competitive harm to the Company. The specified non-GAAP EPS targets for 2022 and 2023 are maintained by the Company as confidential and proprietary information and, therefore, the Human Resources Committee believes that disclosure of such information prior to completion of the performance period would result in competitive harm to the Company.

The following table sets forth the Company’s TSR performance and payout range for 2020 grants measured over the period of January 1, 2021 to December 31, 2023, relative to the TSR of the S&P 500 companies:

TSR(1)(2)	Threshold		Target		Maximum
Percentile of Peer Group	25	th	50	th	75	th
Payout	50%		100%		200%

(1)	TSR is defined to include stock price appreciation and dividends paid over the relevant period.

(2)	Measurement period of January 1, 2021 to December 31, 2023.

The actual number of shares awarded is calculated by interpolating the actual performance between the various target levels on a straight-line basis. PRSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the PRSUs. Further details regarding PRSU grants to the 2021 NEOs are provided below under “Executive Compensation Tables – 2021 Grants of Plan-Based Awards.”

Options (25% of target total annual equity value)

Stock options were granted at the closing price on the day of the grant and accordingly, will have value only if the market price of the Company’s common stock increases after the grant date. The 2021 stock option grants vest and become exercisable over three years—one-third on each of the first three anniversaries following grant—and are exercisable for a maximum of ten years from the grant date, subject to earlier expiration in the event of certain terminations of employment. The Company’s stock options are typically approved at the Board meeting in February each year (in 2021, the grant was made in March), with a grant date that is generally three trading days after the Company’s report of financial results for the prior year. Any grants for newly hired executive officers are approved by the Human Resources Committee generally occur on the executive officer’s employment date, if such date is during the Company’s open trading window, or, if such date is not during the Company’s open trading window, three trading days after the Company’s report of quarterly or annual financial results. Further details regarding option grants to the 2021 NEOs are provided below under “Executive Compensation Tables Grants of Plan-Based Awards.”

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EXECUTIVE COMPENSATION

RSUs (0% of target total annual equity value for Mr. Casey; 25% of target total annual equity value for the other NEOs)

RSUs awarded in 2021 vest over three years—one-third on each of the first three anniversaries following grant. RSUs were granted with dividend equivalent rights subject to the same conditions and vesting periods as the RSUs. Further details regarding RSU grants to the 2020 NEOs are provided below under “Executive Compensation Tables” — “2021 Grants of Plan-Based Awards.”

The following table sets forth the individual and target total values of annual equity awards for each Named Executive Officer:

Named Executive Officer	PRSU Target Value	Stock Option Value	RSU Value	Total Target Value
Donald M. Casey Jr.	$5,719,466	$1,675,483	—	$7,394,949
Jorge M. Gomez	$1,280,465	$562,733	$562,501	$2,405,699
Walter Petersohn	$497,956	$219,371	$218,753	$936,080
Keith J. Ebling(1)	$853,677	$375,156	$374,981	$1,603,813
Daniel P. Key(2)	$426,789	$187,578	$187,520	$801,886

(1)	Former Executive Vice President, General Counsel and Secretary.

(2)	Former Senior Vice President, Chief Supply Chain Officer.

2019-2021 PRSU Awards

The 2019-2021 PRSUs paid out based on three (3) year cumulative performance measures.

2019-2021 Performance Restricted Stock Units
Performance Metric	Metric Weight	Threshold (70%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Cumulative Non-GAAP EPS	80%	$7.09	$8.28	$8.92	$7.11	70.5%	56.4%
Performance Metric	Metric Weight	Threshold (50%)	Target (100%)	Maximum (200%)	Result	Achievement %	Weighted Result
Total Shareholder Return	20%	25th	50th	75th	41st percentile	82.7%	16.5%

(2)

Cumulative Non-GAAP EPS is a non-GAAP financial measure which excludes certain items. Please see Appendix A – “Cumulative Non-GAAP EPS Reconciliation – 2019-2021 PRSU Awards” for a reconciliation of Cumulative Non-GAAP EPS to the corresponding GAAP information.

The Company’s cumulative adjusted EPS for 2019 through 2021 was $7.11, however, at its February 2022 meeting, the Human Resources Committee excluded the impact of the 2021 AIP reduction from the EPS calculation. As a result, the cumulative non-GAAP EPS for the period of 2019 through 2021 was $7.06 and, therefore, below the threshold of $7.09. The Total Shareholder Return portion of the 2019-2021 paid out at the weighted result of 16.5% as described above.

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EXECUTIVE COMPENSATION

The following table sets forth the 2019-2021 PRSUs granted to NEOs and the resulting earned number of shares.

Named Executive Officer	2019-2021 PRSUs Granted	2019-2021 PRSUs with Dividend Equivalent Rights	Earned Shares with Dividend Equivalent Rights
Donald M. Casey Jr.	40,576	41,448	6,856
Jorge M. Gomez	20,301	20,670	3,419
Walter Petersohn	6,594	6,736	1,114
Keith J. Ebling(1)	14,709	15,025	2,485
Daniel P. Key(2)	3,550	3,626	600

(1)	Former Executive Vice President, General Counsel and Secretary.

(2)	Former Senior Vice President, Chief Supply Chain Officer.

One-Time Compensation Awards

The Board and the Human Resources Committee retain the discretion to approve, and from time to time make, awards of compensation to executives outside of the typical annual cycle or otherwise on a one-time basis, such as new hire arrangements, promotional awards, and other one-time special awards and compensation arrangements for retention and incentive purposes.

No one-time compensation awards were made in 2021.

One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards

As a result of the successful implementation of the Company’s ongoing restructuring plan and the 2019 Operating Margin Transformation Incentive Plan, for the four-quarter period ended June 30, 2021 and, subsequently, for the four quarter period ended September 30, 2021, the Company achieved an adjusted operating margin greater than 21%. Consequently, an additional 150% of the performance restricted stock units granted in connection with the 2019 Operating Margin Transformation Incentive Plan vested in November 2021.

The following table sets forth the 2019 Operating Margin Transformation Incentive Plan PRSU targets, payout levels and status.

2019 Operating Margin Transformation Incentive Plan PRSU Award Payouts
Operating Margin Targets	18.0%	19.0%	20.0%	21.0%	22.0%	23.0%
Payout Levels	50%	100%	150%	200%	250%	300%
Status	Vested Q2 2020		Vested Q4 2021		N/A	N/A

Subject to the performance conditions being met, the One-Time 2019 Operating Margin Transformation Incentive Plan PRSU Awards may continue to vest at incrementally higher payout levels through the end of the applicable performance period as previously disclosed.

The increased operating margin significantly contributed to cash flows and the Company’s improved 2021 Non-GAAP Operating income of $871 million as compared to a Non-GAAP Operating Income of $537 million in 2020.

We view this as strong evidence that the 2019 Operating Margin Transformation Incentive Plan demonstrates pay for performance in action and is working to support our comprehensive approach to improving our performance and overcoming historical challenges. We continue to believe that the 2019 Operating Margin Transformation Plan is an integral part of ensuring that our leadership team is focused on the objectives of our transformation and that they are rewarded for its achievement.

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EXECUTIVE COMPENSATION

The Human Resources Committee believes that the 2019 Operating Margin Transformation Incentive Plan PRSU Awards properly and sufficiently incentivizes the ongoing efforts required by the executive team to achieve successful execution of the strategic plans of the Company and provides compensation to the executive team only to the extent that value is created for stockholders. Given the unique nature of the restructuring plan and Company priorities, the Human Resources Committee does not currently intend to grant a similar one-time equity award in the future.

Other Compensation Matters

Post-Termination Arrangements

Termination of Employment

The Company has entered into employment agreements or offer letters with all of the 2021 NEOs, which include certain post-termination arrangements. The Human Resources Committee determined that this is in the best interest of the Company in order to ensure executives focus on serving the Company and stockholder interests without the distraction of possible job and income loss. Details regarding the post-termination arrangements are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control.”

Details regarding potential payment adjustments in the event that payments or benefits to a NEO would be considered an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), are provided below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control Certain Adjustments in Payments to Executive Officers.”

Details regarding the estimated amounts that each NEO would receive in the event of a termination are set forth below under “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Termination following Change in Control

The Human Resources Committee believes that certain executive officers, including certain NEOs, who are terminated without “Cause” (as defined in the employment agreements or offer letters, as applicable) or elect to resign with “Good Reason” (as defined in the employment agreements) within two years of a change in control (as defined in the employment agreements) of the Company should be provided separation benefits. These benefits are intended to ensure that those executives focus on serving the Company and stockholders during the pendency of a potential change in control transaction or activity without the distraction of possible job and income loss.

The Company’s change in control benefits were viewed as consistent with the practices of companies with whom the Company competes for talent, and are intended to assist in retaining executives and recruiting new executives to the Company. As of the close of a transaction that results in a change in control of the Company, in accordance with the Equity Incentive Plans, all outstanding equity grants awarded as part of the Company’s equity incentive compensation program become available to executives – that is, restrictions on all outstanding restricted stock units lapse, any performance conditions imposed with respect to such awards are deemed to be achieved at the target level of performance, and all non-exercisable stock options become exercisable – in the event of a termination as described in the preceding paragraph, or in the event any outstanding award is not assumed or substituted in connection with the change in control.

Details regarding arrangements in the event of termination following a change in control are set forth below under “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control” “–Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” and under the heading “Estimated Payments Payable to a NEO Upon Termination or Change in Control.”

Retirement and Other Benefits

The Company also maintained standard benefits consistent with those offered by other major corporations and which are generally available to all of the Company’s full-time employees (subject to meeting basic eligibility requirements). The benefits described below are for U.S. employees, however, similar benefits are provided to non-U.S. employees based on local law and benefit programs.

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EXECUTIVE COMPENSATION

Employee Stock Ownership Plan and 401(k) Plans

Dentsply Sirona offered retirement benefits to its eligible U.S. employees through tax-qualified plans, including an employee and employer-funded 401(k) Savings Plan known as the Dentsply Sirona Inc. 401(k) Savings and Employee Stock Ownership Plan. In 2021, the NEOs, who met the eligibility requirements, participated in these plans, and the terms governing the retirement benefits under these plans for them were the same as those applicable to other eligible employees in the U.S. Similarly situated employees, including our executive officers, may have materially different account balances because of a combination of factors: the number of years that the person has participated in the plan; the amount of money contributed; and the investments chosen by the participant with regard to those plans providing for participant investment direction. These plans do not involve any guaranteed minimum returns or above-market returns as the investment returns are dependent upon actual investment results. Employees direct their own investments in the 401(k) Savings Plan.

Supplemental Executive Retirement Plan and Supplemental Savings Plan

The Company maintained a very limited number of benefit programs that were only available to the NEOs and other senior U.S. employees qualifying for eligibility based on level in the organization and time in role. Such benefits include a Supplemental Executive Retirement Plan (“SERP”) and the Supplemental Savings Plan (“SSP”). The purpose of the SERP is to provide additional retirement benefits for a limited group of management employees, including the NEOs, whom the Human Resources Committee concluded were not receiving competitive retirement benefits. Credits equal to 11.7% of total annual cash compensation (base salary and any annual incentive awards), reduced by Company contributions to the 401(k) Savings and ESOP, are allocated to the participants’ accounts. No actual funds are put aside for participants in the SERP and the participants are general creditors of the Company for payment of the benefits upon retirement or termination of employment from the Company. Participants can elect to have these benefits administered as savings with interest or stock unit accounts with dividends, with stock units being distributed in the form of common stock at the time of distribution. Upon retirement or termination for any reason, participants in the SERP are paid the benefits in their account based on an earlier distribution election.

The SSP is a deferred compensation plan that allows management employees of the Company to elect to defer a portion of their base salary and annual incentive bonus for payment at a future time. Deferred amounts are not funded by the Company but are a general obligation of the Company to administer and pay as set forth in the SSP. The SSP is administered by T. Rowe Price, the Administrator of the Company’s retirement plans, and participants have the right to elect investment options for the deferred funds (except that executive officers may not defer into Company stock because of implications under Section 16 of the Exchange Act), which are tracked by the Administrator.

Healthcare and Welfare Benefits

Company healthcare, life insurance and other employee welfare benefits are similar for all eligible employees, including the NEOs. Typically, the Company has shared the cost of health and welfare benefits with its employees, a cost that is dependent on the level of benefits coverage that each employee elects. The Company also provides other benefits such as medical, dental and life insurance to each NEO, in a similar fashion to those provided to other U.S. based Dentsply Sirona employees.

Executive Stock Ownership Guidelines

Because the Human Resources Committee believes in further linking the interests of management and the stockholders, the Company maintains stock ownership guidelines for its executives. The guidelines specify the number of shares that the Company’s executive management are required to accumulate and hold until the stock ownership guidelines are met. Once in the position, the executive has five (5) years to meet the requirement. During such time, and until the guidelines are met, the executive will be required to hold 100% of the shares vested from RSUs and PRSUs (net of tax). “Stock ownership” is defined to include stock owned by the officer directly, stock owned indirectly through the Company’s retirement plans, including the 401(k) Savings and Employee Stock Ownership Plan (“ESOP”), SERP and salary and/or bonus deferral into the SSP, and equity awards pursuant to the equity incentive program. Unearned performance awards and unexercised options (or any portion thereof) do not count towards “stock ownership”.

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EXECUTIVE COMPENSATION

Under the current guidelines established by the Human Resources Committee, executives are required to own Company common stock equal in value to a multiple of their base salary, as set forth below:

Executive Chairman (if applicable) and Chief Executive Officer	5X
Executive Vice Presidents	3X
Senior Vice Presidents	2X
Group Vice Presidents and Vice Presidents	1X

All NEOs for 2021 were in compliance with the stock ownership guidelines as of the end of 2021.

Hedging and Pledging of Company Stock

Short sales of Company securities (a sale of securities which are not then owned) and derivative or speculative transactions in Company securities are prohibited under the Company’s insider trading policy. No director, officer or other designated insider is permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions, that speculate on, hedge or offset, or are designed to speculate on, hedge or offset, any increase or decrease in the market value of the Company securities. In addition, directors, officers, and other designated insiders are prohibited from holding Company securities in margin accounts or pledging Company securities.

Compensation Recoupment Policy

In the event of either (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.

Possible actions of the Board may include the following: (i) the recoupment of all or part of any bonus or other compensation paid to the executive officer that was based upon the achievement of financial results that were subsequently restated, (ii) disciplinary actions, up to and including termination, and/or (iii) the pursuit of other available remedies.

The Board plans to amend this policy to account for any requirements imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law.

Assessment of Risk

We do not believe that our compensation program, including the executive compensation program, encourages excessive or inappropriate risk-taking. A significant portion of our executive compensation program is performance-based, and, while appropriate risk-taking is a necessary component of growing a business, the Human Resources Committee and management have focused on aligning our compensation policies with our long-term interests and avoiding short-term rewards that could incentivize actions with undue long-term risks. Examples of such features of our compensation program include:

•

Emphasis on Long-Term Equity Incentive Compensation; Overlapping Vesting Periods. The largest percentage of total target direct compensation for our NEOs is provided through long-term equity incentive compensation, which vests over a period of years. This vesting period encourages our senior executives to focus on sustaining and enhancing our Company’s long-term performance. Long-term equity incentive awards are also made annually so that our senior executives always have unvested equity awards that could significantly decrease in value if our business is not appropriately managed for the long-term.

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•

Performance-Based Restricted Stock Units. A significant portion of the long-term equity incentive compensation of our named executive officers consists of PRSUs. PRSU payouts are tied to the achievement of certain performance measures, which encourages focus on sustaining our long-term performance. These awards also have overlapping performance periods, so that any risks taken to increase the payout under one award could jeopardize the potential payout under other awards.

•

Performance Measures. A significant portion of awards are made based on the achievement of a variety of balanced performance measures, including financial, strategic objectives and relative total shareholder returns measured over varying timeframes which diversifies the risks associated with any single indicator of performance. We believe these measures are affected by management decisions and correlate to the creation of stockholder value over the long-term.

•	Performance Goals. Tied to both annual and longer-term strategic plans that are approved by the Board of Directors.

•

Role of Human Resources Committee. Members of the Human Resources Committee approve the final payout of the annual incentive awards for our NEOs following a review of executive and Company performance. Final payout for the CEO is ratified by the Board.

The Human Resources Committee also reviews certain of the Company’s compensation and incentive plans available to employees other than our NEOs to, among other things, prevent unnecessary risk taking under such plans.

•

Stock Ownership Guidelines. Our stock ownership guidelines require our executive management to hold a certain amount of Company stock. This requirement ensures that they will have a significant amount of personal wealth tied to the long-term performance of our stock.

•

Compensation Recoupment Policy. We have a compensation recoupment policy applicable to our executive officers. In the event of (1) a restatement of the Company’s financial statements due to material noncompliance with applicable financial reporting requirements, or (2) material financial, operation or reputational harm to the Company caused by an executive officer’s breach of law or the Company’s policies or his or her failure, in violation of his or her duties, to manage or monitor conduct or risks, the Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets which in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct. Possible actions of the Board may include the recoupment of all or part of any bonus or other compensation tied to such financial results; disciplinary actions; and/or the pursuit of other available remedies

In summary, we have structured our compensation program so that a considerable amount of the wealth of our senior executives is tied to the long-term health and performance of our Company. We seek to provide incentives for our senior executives to manage for long-term performance while safeguarding our stockholders from inappropriate incentive-based compensation payments in the event of financial restatement. We also seek to avoid the type of disproportionately large short-term incentives that could encourage senior executives to take risks that may not be in the best interests of our stockholders. We believe this combination of factors encourages our senior executives to manage our Company in a prudent manner

Tax Deductibility of Executive Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the Human Resources Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.

Termination Benefits for Former NEOs

Mr. Ebling first joined the Company in October 2017 and served as Executive Vice President, General Counsel and Secretary until January 1, 2022. For a summary of termination benefits for Mr. Ebling, see “Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control — Payments Made to Mr. Ebling” beginning on page 74.

DENTSPLY SIRONA INC. – Proxy Statement     55

EXECUTIVE COMPENSATION

Human Resources Committee Report on Executive Compensation

The Human Resources Committee has reviewed and discussed with management the Company’s Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussions, the Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES COMMITTEE

Willie A. Deese, Chair

Betsy D. Holden

Arthur D. Kowaloff

Gregory T. Lucier

56    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

The following table sets forth the compensation earned by the NEOs for the fiscal year ended December 31, 2021:

Name and Principal Position(1)	Fiscal Year	Salary(3) ($)	Bonus(4) ($)	Stock Awards(5) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation(7) ($)	All Other Compensation(8) ($)	Total ($)
Donald M. Casey, Jr. Chief Executive Officer	2021	1,020,630	—	5,719,466	1,675,483	643,750	192,555	9,251,885
	2020	777,439	—	4,157,311	1,382,024	625,000	225,094	7,166,868
	2019	925,000	—	8,222,964	1,000,054	1,110,000	108,225	11,366,243
Jorge M. Gomez Executive Vice President, Chief Financial Officer	2021	762,411	—	1,842,966	562,733	288,529	137,348	3,593,986
	2020	703,904	—	1,587,324	527,536	280,100	438,226	3,537,090
	2019	254,247	1,100,000	8,171,764	524,632	190,700	56,699	10,298,042
Walter Petersohn Senior Vice President, Chief Commercial Officer	2021	449,587	—	716,710	219,371	149,009	79,297	1,613,973
	2020	536,927	—	491,308	163,476	145,898	221,392	1,559,001
	2019	595,281	—	2,023,767	162,139	272,108	57,115	3,110,410
Keith J. Ebling Executive Vice President, General Counsel & Secretary	2021	714,951	—	1,228,657	375,156	270,568	114,397	2,703,730
	2020	660,087	—	1,096,016	364,060	262,700	139,988	2,522,851
	2019	680,000	—	2,980,823	362,150	510,000	79,560	4,612,533
Daniel P. Key(2) Senior Vice President, Chief Supply Chain Officer	2021	557,264	—	614,308	187,578	182,774	85,976	1,627,900
	2020
	2019

(1)	Principal positions are the positions held at the end of 2021.

(2)	Mr. Key joined the Company as Senior Vice President, Chief Supply Chain Officer effective January 21, 2019. His last day with the Company was January 21, 2022.

(3)	The Amount for Mr. Petersohn has been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

(4)	Bonus amount for Mr. Gomez in 2019 is for a one-time cash payment at the start of his role as Executive Vice President and Chief Financial Officer.

(5)

Represents the aggregate grant date fair value for PRSUs at target and RSUs granted in each respective year as computed in accordance with FASB ASC Topic 718. Mr. Casey’s stock awards of $5,719,466 include an annual grant of $5,719,466 PRSUs at target. In 2021, the number of shares that could be granted upon the conversion of the annual grant of PRSUs ranges from zero to a maximum of 2.5 times the target amount. The value of PRSUs assuming the highest level of performance conditions are achieved is as follows: Mr. Casey: $14,298,665; Mr. Gomez: $3,201,163; Mr. Petersohn: $1,244,891; Mr. Ebling: $2,134,192; and Mr. Key: $1,066,972.

(6)

Represents the grant date full fair value of compensation costs of stock options granted during the respective year for financial statement reporting purposes, using the Black-Scholes option pricing model as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

(7)

Amounts shown represent the Company’s Annual Incentive Plan awards for services provided in 2021, 2020, 2019 that were paid in cash in 2022, 2021, 2020, respectively. The amount for Mr. Petersohn has been converted from Euros to U.S. dollars using the rate of $1.137 to €1

(8)	Amounts shown are described in the “All Other Compensation” table that follows.

DENTSPLY SIRONA INC. – Proxy Statement     57

EXECUTIVE COMPENSATION TABLES

All Other Compensation

	401(k) Savings & ESOP Contributions(1)	SERP Contribution(2)	Relocation(3)	Car Allowance(4)	Pension(5)	Severance	Total Other Compensation
Donald M. Casey, Jr.	$18,850	$173,705	$—	$—	$—	$—	$192,555
Jorge M. Gomez	$18,850	$103,136	$15,362	$—	$—	$—	$137,348
Walter Petersohn	$—	$—	$—	$19,784	$59,513	$—	$79,297
Keith J. Ebling	$18,850	$95,547	$—	$—	$—	$—	$114,397
Daniel P. Key	$18,850	$67,126	$—	$—	$—	$—	$85,976

(1)

Represents the 3% non-elective cash contributions and up to 3.5% of matching cash contributions by the Company into a 401(k) Savings Plan for U.S. NEOs up to the allowable statutory limit. For every dollar an employee contributes up to 6%, the employer will match 100% on the first 1% and 50% on the next 5%, for a total employer contribution opportunity of 6.5%.

(2)

Represents Company credits for the 2021 plan year to the U.S. SERP, a non-contributory retirement plan for a select group of management and/or highly compensated employees. Additional information is provided below under “Non-Qualified Deferred Compensation.”

(3)	Represents amounts for relocation expenses incurred in 2021. The relocation amount for Mr. Gomez is related to his move from Dublin, OH to Charlotte, NC.

(4)	Amount for Mr. Petersohn represents payment for car leases. Amounts have been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

(5)

Amount for Mr. Petersohn represents Company credits for the 2021 year to the German pension program, which is a defined contribution plan. Amounts have been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

58    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

2021 Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Stock Unit Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Stock Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards (4) ($)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum* (#)
Donald M. Casey, Jr.
Incentive Compensation		643,750	1,287,500	1,609,375	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2021	—	—	—	—	—	—	—	—	—	—
PRSUs	3/4/2021	—	—	—	42,795	85,590	213,975	—	—	—	5,719,466
Options	3/4/2021	—	—	—	—	—	—	—	105,400	58.71	1,675,483
Jorge M. Gomez
Incentive Compensation		288,529	577,058	721,322	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2021	—	—	—	—	—	—	9,581	—	—	562,501
PRSUs	3/4/2021	—	—	—	9,581	19,162	47,905	—	—	—	1,280,465
Options	3/4/2021	—	—	—	—	—	—	—	35,400	58.71	562,733
Walter Petersohn
Incentive Compensation		149,009	298,018	372,523	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2021	—	—	—	—	—	—	3,726	—	—	218,753
PRSUs	3/4/2021	—	—	—	3,726	7,452	18,630	—	—	—	497,956
Options	3/4/2021	—	—	—	—	—	—	—	13,800	58.71	219,371
Keith J. Ebling
Incentive Compensation		270,568	541,136	676,420	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2021	—	—	—	—	—	—	6,387	—	—	374,981
PRSUs	3/4/2021	—	—	—	6,388	12,775	31,938	—	—	—	853,677
Options	3/4/2021	—	—	—	—	—	—	—	23,600	58.71	375,156
Daniel P. Key
Incentive Compensation		182,774	365,547	456,934	—	—	—	—	—	—	—
Annual Equity Grant
RSUs	3/4/2021	—	—	—	—	—	—	3,194	—	—	187,520
PRSUs	3/4/2021	—	—	—	3,194	6,387	15,968	—	—	—	426,789
Options	3/4/2021	—	—	—	—	—	—	—	11,800	58.71	187,578

(1)

Amounts shown represent threshold, target and maximum amounts for the 2021 Annual Incentive Plan reflecting the Bonus Plan. The maximum award under the 2021 Annual Incentive Plan reflecting the Bonus Plan is base salary, multiplied by the target incentive compensation percentage, multiplied by 1.25. The amount in the “Threshold” column assumes the Company achieves the minimum performance levels required for a payout for each metric. Payments or deferrals made under the Annual Incentive Plan for 2021 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table For Fiscal Year ended December 31, 2021.” Refer to the “Compensation Discussion and Analysis — Determination of Annual Incentive Awards” for a description of the performance measures and criteria for payment of Non-Equity Incentive Plan Compensation. The amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

(2)

These amounts represent the number of PRSUs that may vest depending on attainment of performance targets. The amount in the “Threshold” column shows the number of shares that will be paid out, assuming the Company achieves the minimum performance levels required for a payment of shares for each metric. Performance targets and target awards are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.” RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients.

DENTSPLY SIRONA INC. – Proxy Statement     59

EXECUTIVE COMPENSATION TABLES

(3)

These amounts represent time based-vesting RSUs. RSUs are credited with dividend equivalents and upon vesting are included in the stock distributed to recipients. The terms of these grants are described under “Compensation Discussion and Analysis — Determination of Equity Incentive Compensation.”

(4)

The grant date fair value of RSUs and PRSUs, with the cumulative non-GAAP EPS metric, is the closing stock price on the date of grant of $55.79. The grant date fair value of PRSUs with the market-based metric of relative TSR uses the Monte Carlo Simulation method with a value $99.28. The grant date fair value of options uses the Black-Scholes option pricing model with a value of $15.896426. Assumptions used in the calculation of these amounts are similar to those included in Note 14, Equity, to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K.

60    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Donald M. Casey, Jr.
Annual Equity Grants	81,500	—	81,500	56.37	3/6/2028
	56,334	28,166	84,500	49.29	3/12/2029
	45,934	91,866	137,800	47.84	3/4/2030
	—	105,400	105,400	58.71	3/4/2031
						—	—
						—	—
						—	—
								33,159	—
								8,289	6,855
						6,908	385,392
								46,651	2,602,652
								11,663	650,691
						19,438	1,084,468
								68,827	3,839,870
								17,207	959,968
One-Time Equity Grants	40,800	—	40,800	56.37	3/6/2028
						—	—
						—	—
						—	—
								51,810	2,890,494

	224,568	225,432	450,000			26,346	1,469,860	237,606	10,950,531

Jorge M. Gomez
Annual Equity Grants	31,000	15,500	46,500	51.72	8/28/2029
	17,534	35,066	52,600	47.84	3/4/2030
	—	35,400	35,400	58.71	3/4/2031
								16,536	—
								4,134	3,419
						3,445	192,187
								17,812	993,724
								4,453	248,459
						7,423	414,102
								15,410	859,698
								3,852	214,896
						9,631	537,297
One-Time Equity Grants						19,503	1,088,048
								34,451	1,922,009

	48,534	85,966	134,500			40,001	2,231,634	96,647	4,242,205

DENTSPLY SIRONA INC. – Proxy Statement     61

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Walter Petersohn
Annual Equity Grants	31,748	—	31,748	34.29	11/20/2022
	18,972	—	18,972	37.26	11/26/2023
	17,748	—	17,748	47.41	11/25/2024
	15,000	—	15,000	60.43	3/1/2026
	18,600	—	18,600	62.34	2/22/2027
	9,300	—	9,300	40.12	8/9/2028
	9,134	4,566	13,700	49.29	3/12/2029
	5,434	10,866	16,300	47.84	3/4/2030
	13,800	13,800	27,600	58.71	3/4/2031
						—	—
						—	—
						—	—
								5,388	—
								1,347	1,114
						1,123	62,656
								5,513	307,546
								1,379	76,915
						2,297	128,160
								5,993	334,346
								1,498	83,558
						3,745	208,952
One-Time Equity Grants								15,544	867,193

	139,736	29,232	168,968			7,166	399,768	36,661	1,670,672

Keith J. Ebling
Annual Equity Grants	38,100	—	38,100	57.57	10/10/2027
	29,600	—	29,600	56.37	3/6/2028
	20,400	10,200	30,600	49.29	3/12/2029
	12,100	24,200	36,300	47.84	3/4/2030
	—	23,600	23,600	58.71	3/4/2031
						—	—
						—	—
						—	—
								12,020	—
								3,005	2,485
						2,504	139,722
								12,299	686,178
								3,075	171,544
						5,124	285,886
								10,273	573,132
								2,568	143,283
						6,420	358,179
One-Time Equity Grants								18,781	1,047,814

	100,200	58,000	158,200			14,049	783,788	62,022	2,624,436

62    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (1) (#)	Total Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2) ($)	Option Expiration Date (3)	Number of Stock Units That Have Not Vested (4) (#)	Market Value of Stock Units That Have Not Vested (5) ($)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (6) (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested (7) ($)
Daniel P. Key
Annual Equity Grants	4,934	2,466	7,400	49.29	3/12/2029
	2,934	5,866	8,800	47.84	3/4/2030
	—	11,800	11,800	58.71	3/4/2031
								2,901	—
								725	600
						604	33,720
								2,968	165,602
								743	41,429
						1,237	69,026
								5,137	286,566
								1,284	71,613
						3,211	179,118
One-Time Equity Grants						2,452	136,807
								9,067	505,839

	7,868	20,132	28,000			7,504	418,671	22,824	1,071,649

(1)

Except for Mr. Casey’s starting equity stock option grant, options granted become exercisable over a period of three years after the date of grant at the rate of one-third per year, except that they become immediately exercisable upon death, disability or qualified retirement. The non-exercisable stock options with the following expiration dates will vest as indicated below:

Mr. Casey’s one-time equity stock option grant of 40,800 had cliff vesting and is exercisable three years after the date of grant.

Expiration Date	Vesting Schedules
3/6/2028	Vested on March 6, 2021.

Other options granted to Messrs. Casey, Gomez, Petersohn, Ebling,, and Key vest as follows, as applicable:

Expiration Date	Vesting Schedules
3/6/2028	The remaining one-third vested March 6, 2021.
8/9/2028	The remaining one-third vested August 9, 2021.
3/12/2029	One-third vested March 12, 2021 and the remaining one-third will vest March 12, 2022.
8/28/2029	One-third vested August 28, 2021 and the remaining one-third will vest August 28, 2022.
11/11/2029	One-third vested November 11, 2021 and the remaining one-third will vest November 11, 2022.
3/4/2030	One-third vested March 4, 2021, one-third will vest March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2031	One-third will vest March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will vest March 4, 2024.

(2)

The Company’s stock options are typically approved at the Board meeting in February each year, with a grant date that is generally three trading days after the Company’s report of financial results on Form 10-K for the prior year.

DENTSPLY SIRONA INC. – Proxy Statement     63

EXECUTIVE COMPENSATION TABLES

(3)	Stock options generally expire ten years after the grant date.

(4)

RSUs restrictions lapse and the units convert to shares of stock based on the schedules below, except that they become immediately vested upon death, disability or qualified retirement, as applicable. The number of RSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the RSUs originally granted.

For Mr. Casey, both the annual and one-time PRSUs granted on March 6, 2018 and March 12, 2019 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs the remaining one-third vested on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2021	Annual equity grant of RSUs will vest one-third March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will vest March 4, 2024.
3/6/2018	One-time equity grant of RSUs the remaining 50% vested on March 6, 2021.

For Mr. Gomez, both the annual and one-time PRSUs granted on August 28, 2019 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
8/28/2019	Equity grant of RSUs vested one-third August 28, 2021 and the remaining one-third will vest August 28, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2021	Annual equity grant of RSUs will vest one-third March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will vest March 4, 2024.
8/28/2019	One-time equity grant of RSUs vested one-third August 28, 2021 and the remaining one-third will vest August 28, 2022.

For Mr. Petersohn, PRSUs granted on August 9, 2018 and March 12, 2019 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
8/9/2018	Annual equity grant of RSUs the remaining one-third vested on August 9, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2021	Annual equity grant of RSUs will vest one-third March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will vest March 4, 2024.

64    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

For Mr. Ebling, PRSUs granted on March 6, 2018 and March 12, 2019 are included at the actual amounts based on performance attainment. Per his severance agreement, RSU with the following grant dates will vest as indicated below:

Grant Date	Vesting Schedules
3/6/2018	Annual equity grant of RSUs the remaining one-third vested on March 6, 2021.
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will vest March 12, 2022.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021, one-third will vest March 4, 2022 and the remaining one-third will vest March 4, 2023.
3/4/2021	Annual equity grant of RSUs will vest one-third March 4, 2022, one-third will vest March 4, 2023 and the remaining one-third will vest March 4, 2024.

For Mr. Key, PRSUs granted on March 12, 2019 are included at the actual amounts based on performance attainment. RSUs with the following grant dates will not continue to vest based on Mr. Key’s voluntary separation effective January 21, 2022:

Grant Date	Vesting Schedules
3/12/2019	Annual equity grant of RSUs vested one-third March 12, 2021 and the remaining one-third will not vest.
3/4/2020	Annual equity grant of RSUs vested one-third March 4, 2021 and the remaining two-thirds will not vest.
3/4/2021	Annual equity grant of RSUs will not vest.

(5)	The market value represents the number of RSUs granted and the associated dividend equivalent rights, multiplied by the December 31, 2021 stock closing market price of $55.79.

(6)

Includes annual PRSU grants at target (prior to attainment), which are subject to three (3) year cliff vesting. Restrictions lapse and the units convert to shares of stock three years after the date of grant or when attainment is known, and that a performance objective is met, except that they become immediately vested upon death or disability. The number of PRSUs include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted. PRSUs are shown at the target amount including the accrued dividend equivalent rights for the grants made March 12, 2019 and August 28, 2019, November 11, 2019, March 4, 2020 and March 4, 2021 as applicable.

The other one-time PRSU grants are based on the achievement of certain adjusted operating margin targets during a performance period commencing on January 1, 2019 and ending on December 31, 2022 (“2019 Operating Margin Transformation Incentive Plan PRSU Awards”). These PRSU amounts include dividend equivalent rights that have accrued for dividends payable and are subject to the same conditions and vesting periods as the PRSUs originally granted.

(7)	The market value represents the number of PRSUs granted at the target amount and the associated dividend equivalent rights, multiplied by the December 31, 2021 stock closing market price of $55.79.

DENTSPLY SIRONA INC. – Proxy Statement     65

EXECUTIVE COMPENSATION TABLES

Options Exercises and Stock Vested

The following table sets forth the actual value received by the NEOs upon exercise of stock options or vesting of stock awards in 2021.

	Option Awards(1)		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Donald M. Casey, Jr.	—	—	221,569	12,648,676
Jorge M. Gomez	—	—	130,530	7,439,427
Walter Petersohn	59,041	875,591	50,211	2,818,000
Keith J. Ebling	—	—	65,161	3,676,911
Daniel P. Key			30,920	1,748,929

(1)	Messrs. Casey, Gomez, Ebling, and Key did not exercise stock options in 2021.

(2)	The amounts shown are calculated based on the closing price of a share of common stock on Nasdaq on the date of vesting.

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions(1) ($)	Registrant Contributions(2) ($)	Aggregate Earnings(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance(4) ($)
Donald M. Casey, Jr.	Supplemental Executive Retirement Plan	—	173,705	34,754	—	690,507
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Jorge M. Gomez	Supplemental Executive Retirement Plan	—	103,136	6,355	—	198,927
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Walter Petersohn(5)	Supplemental Executive Retirement Plan	—	—	—	—	—
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Keith J. Ebling	Supplemental Executive Retirement Plan	—	95,547	19,693	—	388,495
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—
Daniel P. Key	Supplemental Executive Retirement Plan	—	67,126	10,683		226,450
	Dentsply Sirona Inc. Supplemental Savings Plan	—	—	—	—	—

(1)	The SERP is fully funded by the Company; therefore, participants cannot contribute funds to the SERP.

(2)	Amounts represent unfunded credits allocated to participants’ accounts for 2021. They are included in the “All Other Compensation” column in the Summary Compensation Table.

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EXECUTIVE COMPENSATION TABLES

(3)

Participants in the SERP can elect to have these benefits administered as savings with interest or stock unit accounts with dividend equivalents, with stock units being distributed in the form of common stock at the time of distribution. The amounts represent unfunded interest, depreciation, appreciation, and/or dividend credits allocated to participants’ accounts in 2021. Earnings are calculated using market rates. For this reason, these amounts are not reported in the “All Other Compensation” column in the Summary Compensation Table for Fiscal Year ended December 31, 2021. Earnings are not reported to the Internal Revenue Service until withdrawn.

(4)

Messrs. Casey and Ebling are 40% vested and Mr. Key is 20% vested in the aggregate balance at the end of 2021 based on their years of service. The aggregate balance for Mr. Gomez represents the 2021 contribution, in which he was 0% vested at of the end of 2021 based on his years of service.

(5)	Mr. Petersohn is not eligible to participate in the U.S. SERP.

The table below discloses potential distributions of the SERP for the NEOs as if they had been terminated as of December 31, 2021:

Name of Officer	Retirement ($)	Employee Resignation ($)	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)	Death ($)
Donald M. Casey, Jr.(1)	276,203	276,203	894,267	894,267	894,267	690,507
Jorge M. Gomez(2)	—	—	—	—	198,927	198,927
Walter Petersohn(3)	—	—	—	—	—	—
Keith J. Ebling(4)	155,398	155,398	612,649	612,649	612,649	388,495
Daniel P. Key(5)	45,290	45,290	229,530	229,530	229,530	226,450

(1)

Mr. Casey’s SERP account balance was $690,507 as of December 31, 2021, and he is currently 40% vested based on his time in role. He would be entitled to additional contributions to the plan for the years 2022 and 2023, if he terminated his employment with the Company with Good Reason or was terminated by the Company without Cause. Mr. Casey would be entitled to additional contributions to the plan for the years 2022 and 2023 if there was a change in control of the Company. Estimated contributions for 2022 and 2023 are based on Mr. Casey’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2022, the $290,000 maximum salary multiplied by 6.5% Company contribution). As of December 31, 2023, Mr. Casey would be 80% vested in the SERP. He has elected to receive his SERP account distribution in a lump sum payment.

(2)	Mr. Gomez is eligible to receive a SERP contribution for 2021, but is not vested based on his time in role. He has elected to receive his SERP account distribution in a lump sum payment.

(3)	Mr. Petersohn is not eligible to participate in the U.S. SERP.

(4)

Mr. Ebling’s SERP account balance is $388,495 as of December 31, 2021, and he is currently 40% vested based on his time in role. He would be entitled to additional contributions to the plan for the years 2022 and 2023, if he was terminated by the Company without Cause. Mr. Ebling would be entitled to additional contributions to the plan for the years 2022 and 2023 if there was a change in control of the Company. Estimated contributions for 2022 and 2023 are based on Mr. Ebling’s base salary and bonus compensation multiplied by 11.7% (combined award for 401(k) Savings and ESOP and SERP) less the 401(k) Savings and ESOP portions (for 2022, the $290,000 maximum salary multiplied by 6.5% Company contribution). As of December 31, 2023, Mr. Ebling would be 80% vested in the SERP. He has elected to receive his SERP account distribution in a lump sum payment.

(5)

Mr. Key was eligible to receive a SERP contribution for 2021, but voluntarily separated from the Company prior to such contribution being credited. Additionally, Mr. Key was not vested based on his time in role and, due to his voluntary separation effective January 21, 2022, all of Mr. Key’s SERP amounts have been forfeited. He had elected to receive his SERP account distribution in a lump sum payment one year after termination.

DENTSPLY SIRONA INC. – Proxy Statement     67

EXECUTIVE COMPENSATION TABLES

Employment Agreements/Offer Letters and Potential Payments Upon Termination or Change in Control

Dentsply Sirona entered into employment agreements or offer letters with all of the NEOs who were in office at the end of 2021. Following is a discussion of the material terms of such NEOs’ employment agreements or offer letters for our NEOs employed at the end of 2021:

GENERAL TERMS

Name of Executive Officer	Effective Date	Term	Annual Base Salary	Signing Bonus	Non-Equity Incentive	Equity Incentive	Benefits	Non- compete/ non-solicit
Donald M. Casey Jr.	2/12/2018	3 years and 24 month renewals unless terminated	$1,030,000 (annual base salary, subject to periodic review)	“Make- whole” cash payment of $500,000	125% target bonus pro-rated for length of service in 2018	Annual equity incentive compensation of $6,750,000 grant date fair value annually for fiscal years commencing during the term of employment.	Participation in Company plans.	2 years
Jorge M. Gomez	8/1/2019	N/A	$769,400 (subject to annual review)	Signing bonus of $500,000; “Make- whole” cash payment of $600,000	75% target bonus pro-rated for length of service in 2019

Annual equity incentive awards with target of $2,250,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources committee of the Board

For 2019, $3,000,000 grant date fair value in time-based RSUs; and eligibility for a one-time PRSU award of $3,500,000 grant date fair value as part of the one-time Operating Margin Performance Incentive Program

							Participation in Company plans.	2 years
Walter Petersohn	11/1/2019	N/A	€403,250 (subject to annual review)	N/A	65% target bonus	Eligible for participation in Company equity incentive plans, under which grants are made at discretion of the Board	Company car; voluntary retirement pension	2 years
Keith J. Ebling(1)	10/10/2017	1 year and 12 month renewals unless terminated	$721,500 (subject to annual review)	N/A	75% target bonus pro-rated for length of service in 2017	Equity incentive awards, the value, type, and terms of which will be determined by Human Resources committee of the Board	Participation in Company plans.	2 years
Daniel P. Key(2)	12/5/2018	N/A	$562,400 (subject to annual review)	Signing bonus of $276,000	65% target bonus pro-rated for length of service in 2018

Annual equity incentive awards with target of $750,000 grant date fair value, the final value, type, and terms of which will be determined by Human Resources committee of the Board.

For 2019, $355,000 grant date fair value in time-based RSUs; and eligibility for a one-time PRSU award of $350,000 grant date fair value as part of the one-time Operating Margin Performance Incentive Program

							Participation in Company plans.	2 years

(1)	Former Executive Vice President, General Counsel and Secretary.

(2)	Former Senior Vice President, Chief Supply Chain Officer.

68    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Payments Upon Termination and/or Change of Control

Below is a summary of potential payments owed to the NEOs upon termination and/or change in control pursuant to their respective employment agreements or offer letters, as applicable, in connection with any applicable Company plan or plans. According to the employment agreement of Mr. Casey, all such payments except for those listed under “Payments Made Upon Termination” below are subject to the signing and not revoking of a general release of claims. Additionally, in the case of Mr. Casey, payments listed under “Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause” and those listed under “Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause” are additionally subject to the signing and not revoking of a separation agreement on or before the 50th day following separation from service. Finally, in the case of Mr. Gomez, payments listed under “Payments Made Upon Termination by the Company without Cause” are subject to the signing and not revoking of a general release of claims.

Payments Made Upon Termination

Each NEO (except with respect to (2) below, which shall only apply to Mr. Casey) would be entitled to receive amounts previously earned and unpaid during his or her employment, regardless of the reason for the termination of employment. Those amounts include:

(1)	any unpaid portion of the executive’s annual base salary earned through the date of termination;

(2)	any earned but unpaid annual incentive payout for the prior fiscal year, except in the case of a termination of executive’s employment for Cause;

(3)	any reasonable travel and business expenses incurred in the performance of such executive’s duties to the Company;

(4)	any amounts or benefits accrued under any employee benefit plans, programs or arrangements, payable in accordance with the terms thereof, including:

(a)	vested stock options could be exercised within 90 days of termination;

(b)	lump sum distributions would be made for amounts accrued and vested through the 401(k) Savings and ESOP;

(c)	distributions would be made for amounts accrued and vested through the SERP and SSP; and

(5)	any accrued but unused paid time off.

Payments Made Upon Retirement

In addition to the items listed above, each NEO would be entitled to the following in the event of a “qualified retirement.” Under the Omnibus Plan (which defines “qualified retirement” as age 65):

(1)	Awards with only a time qualification for vesting will fully vest on the date of retirement;

(2)	Awards having any performance criteria will fully vest at target on the date of retirement; and

(3)	Options will fully vest on the date of retirement.

Payments Made Upon Resignation with Good Reason, or Termination by the Company without Cause

If Mr. Casey resigns with Good Reason, or is terminated by the Company without Cause or the term of the employment agreement is not renewed, Mr. Casey would be entitled during the Termination Period (as defined below), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice;

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which Mr. Casey’s employment terminates, paid at the time it would otherwise have been paid had Mr. Casey remained employed for the entire fiscal year (February of the following year);

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EXECUTIVE COMPENSATION TABLES

(3)

equity awards which are outstanding as of the date of termination will remain outstanding, continue to vest for a period of twenty-four (24) months following the date of termination, and remain exercisable until the earlier of ninety (90) days following the twenty-four (24) month anniversary after the date of termination or the date such equity award would have expired had Mr. Casey remained in continuous employment;

(4)

an amount equal to the amount of premiums Mr. Casey would have been required to pay to continue Mr. Casey’s and his covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(5)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to Mr. Casey than the cost immediately prior to the date of termination;

(6)	twenty-four (24) months of additional service credit under any applicable pension plan (to the extent not covered by (7) below); and

(7)

with respect to any defined contribution plan in which Mr. Casey participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on Mr. Casey’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of Mr. Casey’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan; and

(8)

outplacement services commensurate with those customarily provided to senior executive officers through a vendor mutually selected by the Company and Mr. Casey during the eighteen (18) months following termination or, if earlier, until he secures employment.

“Termination Period” shall mean the period beginning on the date of termination and ending on the earlier of (i) the second anniversary of the date of such termination, or (ii) the date on which Mr. Casey first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation).

Payments Made Upon Termination by the Company without Cause

If Mr. Gomez is terminated by the Company without Cause, he would be entitled during the period beginning on the date of termination and ending on the earlier of (i) the first anniversary of the date of such termination, or (ii) the date on which the executive first violates certain restrictive covenants (including confidentiality, non-competition, non-solicitation), in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

an amount equal to the sum of (A) the then current annual salary plus (B) the target bonus immediately preceding the date of termination, payable in equal installments in accordance with the Company’s regular payroll practice (bi-weekly salary and lump sum bonus payments in February of the following year); and

(2)

an amount equal to the amount of premiums the executive would have been required to pay to continue such executive’s and his or her covered dependents’ medical and dental coverage in effect on the date of termination under the Company’s group healthcare plans (assuming such benefits are provided by the Company at the time of termination) pursuant to COBRA for up to twelve (12) months following the date of termination.

The Company may terminate Mr. Petersohn for any reason upon 15 months’ notice and may release him from any duties after such notice so long as his salary and other leave entitlements are provided up through the end of the notice period.

Payments Made Upon Termination of Employment within Two (2) Years after a Change in Control by the Executive Officer with Good Reason or by the Company without Cause

If, within two (2) years after a change in control (as defined in the applicable employment agreements), Mr. Casey terminates his employment with Good Reason, or the Company terminates employment without Cause, Mr. Casey will receive, in addition to the payments and benefits set forth above under “Payments Made Upon Termination,” and in lieu of the payments and benefits described under “Payments Made Upon Termination with Good Reason by the Executive Officer, or Termination by the Company without Cause” the following:

(1)	lump sum payment equal to two (2) times the sum of (A) the then current annual salary plus (B) the target bonus;

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EXECUTIVE COMPENSATION TABLES

(2)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which Mr. Casey’s employment terminates, paid at the time it would otherwise have been paid had Mr. Casey remained employed for the entire fiscal year (February of the following year);

(3)

an amount equal to the amount of premiums Mr. Casey would have been required to pay to continue Mr. Casey’s and his or her covered dependents’ medical, dental and vision coverage in effect on the date of termination under the Company’s group healthcare plans pursuant to COBRA for twenty-four (24) months following the date of termination;

(4)

continuation of life and accidental death and dismemberment benefits for twenty-four (24) months following the date of termination, at no greater cost to Mr. Casey than the cost immediately prior to the date of termination;

(5)	twenty-four (24 months) of additional service credit under any applicable pension plan (to the extent not covered by (6) below)); and

(6)

with respect to any defined contribution plan in which Mr. Casey participates, a lump sum cash payment equal to the sum of (A) the amount that would have been contributed or credited to such plan on Mr. Casey’s behalf during the twenty-four (24) months following termination and (B) the excess, if any, of Mr. Casey’s account balance under the pension plan as of the termination date over the portion of such account balance that is nonforfeitable per the terms of the plan.

Termination Upon Death

If Mr. Casey separates from the Company due to death, Mr. Casey’s estate or beneficiaries would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (March of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination.

Termination Upon Disability

If Mr. Casey separates from the Company due to disability, Mr. Casey would be entitled, in addition to the payments and benefits set forth above under “Payments Made Upon Termination” to the following:

(1)

lump sum payment equal to the pro-rata share of the annual incentive payout, determined based on the actual performance of the Company for the full fiscal year in which the executive’s employment terminates, paid at the time it would otherwise have been paid had the executive remained employed for the entire fiscal year (February of the following year); and

(2)	outstanding equity awards will vest in full as of the date of termination, with any performance-based awards vesting at the greater of target or actual performance through the date of termination.

Certain Adjustments in Payments to Named Executive Officers

If any payment or benefit as described above due under the employment agreements or otherwise would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, the following applies for Mr. Casey:

(1)

the amounts otherwise payable and benefits otherwise due will either (i) be delivered in full, or (ii) be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code, whichever of the foregoing amounts, taking into account the applicable federal, state or local income and employment taxes and the excise tax imposed under Section 4999 of the Internal Revenue Code, results in the receipt by Mr. Casey, on an after-tax basis, of the greatest amount of benefits, notwithstanding in the case of (i) above that some portion of the value of such payments or benefits may be non-deductible under Section 280G of the Code and subject to excise tax imposed under Section 4999 of the Internal Revenue Code.

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EXECUTIVE COMPENSATION TABLES

(2)

In general, in the event that the payments and/or benefits are to be reduced pursuant to (1)(ii) above, such payments and benefits will be reduced such that the reduction of cash compensation to be provided to Mr. Casey is minimized.

Estimated Payments Payable to a NEO Upon Termination or a Change in Control

The following tables contain estimated potential payments that may be due to a NEO should termination of employment or a change in control occur. These amounts assume that the date of termination was December 31, 2021 and include actual amounts earned through that time and estimates of amounts which would have been paid as of such date. The common stock price was assumed to remain at $55.79 per share, the closing price on December 31, 2021, the last trading day of fiscal year 2021. Although the calculations are intended to provide reasonable estimates of potential payments, they are based on assumptions and may not represent the actual amount an NEO would receive upon termination of employment under the applicable circumstances. Actual amounts to be paid may differ and can only be determined in the event of and at the time of an executive officer’s termination of employment. The payments listed represent the incremental amounts due to the NEO that exceed what the NEO would have received without the termination, change in control or death. Not included in these tables are the following payments to which the NEOs are already entitled and which have been reported in previous sections of this proxy:

•	amounts previously earned under the Company’s non-equity annual incentive plans; and

•	the exercise of outstanding vested options (reported in the “Outstanding Equity Awards at Fiscal Year End” table).

Donald M. Casey Jr.

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	2,060,000	2,060,000		2,060,000		—
Non Equity Incentive Compensation Plan	2,575,000	2,575,000		2,575,000		—
Stock Options	913,414	913,414		913,414		913,414
Stock Awards & Dividends	7,035,588	7,035,588	(1)	11,835,426	(1)	11,835,426
401(k)	39,650	39,650		39,650		—
Supplemental Executive Retirement Plan	618,064	618,064		618,064		414,304
Medical, Dental and Vision Insurances	38,399	38,399		38,399		—
Short and Long-Term Disability Insurance	1,020	1,020		1,020		—
Basic Life and Accidental Death and Dismemberment Insurance	2,328	2,328		2,328		1,000,000
Total	13,283,463	13,283,463		18,083,300		14,163,144

(1)

Subject to the performance conditions being met, Mr. Casey’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

72    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

Jorge M. Gomez

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)	Termination After Change in Control ($)		Death ($)
Salary	—	769,410	—		—
Non Equity Incentive Compensation Plan	—	577,058	—		—
Stock Options	—	—	341,860		341,860
Stock Awards & Dividends	—	—	5,701,577	(1)	5,701,577
401(k)	—	—	19,825		—
Supplemental Executive Retirement Plan	—	—	198,927		198,927
Medical, Dental and Vision Insurances	—	27,163	—		—
Short and Long-Term Disability Insurance	—	510	—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	1,164	—		1,000,000
Total	—	1,375,305	6,262,188		7,242,363

(1)

Subject to the performance conditions being met, Mr. Gomez’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

Walter Petersohn

	Termination by Employee with Good Reason ($)	Termination by Company without Cause ($)		Termination After Change in Control ($)		Death ($)
Salary	—	573,112		—		—
Non Equity Incentive Compensation Plan	—	372,523		—		—
Stock Options	—	116,064		116,064		116,064
Stock Awards & Dividends	—	1,090,363	(1)	1,577,918	(1)	1,577,918
401(k)	—	74,391		—		—
Supplemental Executive Retirement Plan	—	—		—		—
Medical, Dental and Vision Insurances	—	—		—		—
Short and Long Term Disability Insurance	—	—		—		—
Basic Life and Accidental Death and Dismemberment Insurance	—	—		—		—
Total	—	2,226,453		1,693,982		1,693,982

(1)

Subject to the performance conditions being met, Mr. Petersohn’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest given executive is employed during the applicable performance period during which performance conditions are met.

All amounts for Mr. Petersohn have been converted from Euros to U.S. dollars using the rate of $1.137 to €1.

DENTSPLY SIRONA INC. – Proxy Statement     73

EXECUTIVE COMPENSATION TABLES

Payments Made to Mr. Ebling Upon Departure

Keith J. Ebling

The departure of Mr. Ebling will be effective as of April 1, 2022. The following is a summary of actual termination benefits for Mr. Ebling in connection with his departure.

($)
Cash	2,525,302.50
Non-Equity Incentive Compensation Plan	—
Stock Options	258,690
Stock Awards & Dividends	2,365,021
401(k)	39,650
Supplemental Executive Retirement Plan	457,251
Medical, Dental and Vision Insurances	53,389
Short and Long-Term Disability Insurance	—
Basic Life and Accidental Death and Dismemberment Insurance	2,328
Total	5,701,631.50

Subject to the terms and conditions set forth in the Separation and Release of Claims Agreement with Mr. Ebling, the Company agreed to provide Mr. Ebling compensation and benefits as follows: (i) an amount equal to $2,525,302.50, payable over 24 months in equal installments following the separation date; (ii) continuing eligibility for vesting of stock options and performance based restricted share units for 24 months following the separation date, provided that certain restricted share units may vest based on operating margin performance targets vest as set forth in the applicable award agreement; (iii) the immediate vesting of restricted share units that were scheduled to vest within 24 months of the separation date; and (iv) payments relating to certain health, retirement and similar benefits, and provision of outplacement services, generally consistent with his employment agreement. Other than as set forth above, any other equity awards are forfeited without further consideration. Subject to the performance conditions being met, Mr. Ebling’s 2019 Operating Margin Transformation Incentive Plan PRSU Awards may potentially also vest if executive is employed during the applicable performance period during which performance conditions are met, provided, that, such awards may be prorated to April 1, 2022.

Payments Made to Mr. Key Upon Departure

Daniel P. Key

The departure of Mr. Key was effective as of January 21, 2022. Due to his voluntary separation, Mr. Key did not receive any termination benefits in connection with his departure.

74    DENTSPLY SIRONA INC. – Proxy Statement

EXECUTIVE COMPENSATION TABLES

CEO Pay Ratio Disclosure

As permitted under the SEC rules, in 2021, we used annual gross wages as our consistently applied compensation measure to determine our median employee who was located in the United States. We selected a determination date of December 31, 2021 to determine our employee workforce. We annualized pay for those who commenced work during 2021. We used a valid statistical sampling methodology to identify the median gross wages. Then, we identified employees who we expected were paid within a 2% range of that median value. We selected the median employee from that group and determined their total compensation was $56,466 in 2021.

Mr. Casey’s total compensation for the fiscal year ended December 31, 2021 as shown on the Summary Compensation Table on page 57 was $9,251,885, which included an actual base salary of $1,020,630, annual incentive plan amount of $643,800, defined contributions of $192,555, and annual equity with the grant date fair value of $7,394,949. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 164 to 1.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

DENTSPLY SIRONA INC. – Proxy Statement     75

PRINCIPAL BENEFICIAL OWNERS OF SHARES

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 28, 2022 (unless otherwise indicated) held by (i) the NEOs, (ii) each director and nominee for director, (iii) all directors and executive officers of the Company as a group and (iv) all persons or groups believed by the Company to be the beneficial owners of more than 5% of its outstanding common stock, based on 215,451,556 shares of common stock outstanding as of such date. The business address for each of our directors and executive officers listed below is c/o DENTSPLY SIRONA Inc., 13320 Ballantyne Corporate Place, Charlotte, NC 28277.

Name	Total Shares Beneficially Owned(1)		Percent
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	23,855,927	(2)	10.91%
BlackRock Inc., 55 East 52nd Street, New York, NY 10055	23,745,567	(3)	10.9%
Generation Investment Management LLP, 20 Air Street, 7th floor, London, United Kingdom W1B 5AN	11,504,992	(4)	5.26%
Artisan Partners Limited Partnership, 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202	11,339,948	(5)	5.2%
Donald M. Casey Jr.	563,675	(6)	*
Jorge M. Gomez	186,117	(7)	*
Keith J. Ebling	191,263	(8)	*
Walter Petersohn	64,470	(9)	*
Daniel P. Key	0		*
Eric K. Brandt	93,119	(10)	*
Willie A. Deese	70,921	(11)	*
Betsy D. Holden	27,522	(12)	*
Clyde R. Hosein	6,305	(13)	*
Arthur D. Kowaloff	70,765	(14)	*
Harry M. Jansen Kraemer Jr.	157,742	(15)	*
Gregory T. Lucier	30,274	(16)	*
Leslie F. Varon	23,782	(17)	*
Janet S. Vergis	9,860	(18)	*
Dorothea Wenzel	0	(19)	*
Directors and Executive Officers as a Group (22 persons)	1,638,965		*0.76%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with rules of the SEC and includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of March 28, 2022 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

76    DENTSPLY SIRONA INC. – Proxy Statement

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(2)

The ownership of shares for The Vanguard Group, Inc. is based on information contained in (i) the Schedule 13G/A filed by The Vanguard Group, Inc. on February 9, 2022 for the period ended December 31, 2021 and consists of 23,855,927 shares of common stock of the Company beneficially owned by The Vanguard Group, Inc. and/or certain other non-reporting entities.

(3)

The ownership of shares for BlackRock, Inc. is based on information contained in (i) the Schedule 13G/A filed by BlackRock, Inc. on March 9, 2022 for the period ended February 28, 2022 and consists of 23,745,567 shares of common stock of the Company beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities.

(4)

The ownership of shares for Generation Investment Management LLP is based on information contained in (i) the Schedule 13G/A filed by Generation Investment Management LLP. on February 14, 2022 for the period ended December 31, 2021 and consists of 11,504,992 shares of common stock of the Company beneficially owned by Generation Investment Management LLP and/or certain other non-reporting entities.

(5)

The ownership of shares for Artisan Partners Limited Partnership is based on information contained in (i) the Schedule 13G/A filed by BlackRock Inc. on February 4, 2022 for the period ended December 31, 2021 and consists of 11,339,948 shares of common stock of the Company beneficially owned by BlackRock Inc. and/or certain other non-reporting entities.

(6)

This number includes 205,540 shares held direct by Mr. Casey; 52,500 shares held by a revocable trust; and 305,635 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022.

(7)	This number includes 108,250 shares held direct by Mr. Gomez; and 77,867 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022.

(8)

This number includes 6,694 shares held direct by Mr. Ebling; 203 shares held by a family trust; 64,199 shares held by an irrevocable trust; and 120,167 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022.

(9)	This number includes 20,837 shares held direct by Mr. Petersohn; and 43,633 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022.

(10)

This number includes 23,961 shares held direct by Mr. Brandt; 5,400 shares held by the Brandt Family Trust; 51,100 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; 4,537 shares of restricted stock units that will vest within 60 days of March 28, 2022; and 6,629 shares of restricted stock units and 1,492 shares that could be acquired pursuant to the Deferred Plan when Mr. Brandt ceases to be a Board member.

(11)

This number includes 19,996 shares held direct by Mr. Deese; 47,900 shares that could be acquired by Mr. Deese pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; and 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022.

(12)

This number includes 2,270 shares held direct by Ms. Holden; 2,720 shares that could be acquired by Ms. Holden pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022.and 11,477 restricted stock units that will vest when Ms. Holden ceases to be a Board member.

(13)

This number includes 3,280 shares held direct by Mr. Hosein; 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022, and 3,025 restricted stock units that will vest within 60 days of March 28, 2022.

(14)

This number includes 46,140 shares held direct by Mr. Kowaloff; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022, and 3,025 restricted stock units that will vest within 60 days of March 28, 2022.

(15)

This number includes 121,755 shares held direct by Mr. Kraemer; 21,600 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022 and 11,362 shares of restricted stock units that will vest when Mr. Kraemer ceases to be a Board member.

DENTSPLY SIRONA INC. – Proxy Statement     77

PRINCIPAL BENEFICIAL OWNERS OF SHARES

(16)

This number includes 18,249 shares held direct by Mr. Lucier; 9,000 shares held in an IRA, 0 shares that could be acquired pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; and 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022.

(17)

This number includes 8,088 shares held direct by Ms. Varon; 10,300 shares that could be acquired by Ms. Varon pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022; and 2,369 shares of restricted stock units that will vest when Ms. Varon ceases to be a Board member.

(18)

This number includes 6,835 shares held direct by Ms. Vergis; 0 shares that could be acquired by Ms. Vergis pursuant to the exercise of stock options exercisable within 60 days of March 28, 2022; and 3,025 shares of restricted stock units that will vest within 60 days of March 28, 2022.

(19)

Dr. Wenzel was appointed on February 22, 2022. Pursuant to the Company’s Non-Employee Director Compensation Policy, any Director who becomes a director between annual meetings of stockholders will receive a prorated award for the remaining term in office, effective on the date of the next meeting of the Board following appointment.

78    DENTSPLY SIRONA INC. – Proxy Statement

REPORT OF THE AUDIT AND FINANCE COMMITTEE

In 2021, the Audit and Finance Committee was composed of the following four directors, all of whom were independent as defined by the listing standards of The Nasdaq Global Select Market: Ms. Leslie F. Varon, Mr. Clyde R. Hosein, Mr. Francis J. Lunger and Ms. Janet S. Vergis. Mr. Lunger served on the Audit and Finance Committee until the 2021 Annual Meeting of Stockholders.

In addition, Ms. Varon, Mr. Hosein and Mr. Lunger were designated by the Board as “Audit Committee Financial Experts” under applicable rules and regulations of the SEC. The Audit and Finance Committee has and continues to operate under a written charter adopted by the Board. This charter is reviewed at least annually by the Audit and Finance Committee and the Board and amended as determined appropriate.

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit and Finance Committee approves and retains the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, including internal control over financial reporting, and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”), and to issue a report thereon. The Audit and Finance Committee’s responsibility is to oversee these processes.

In this context, the Audit and Finance Committee has met and held discussions with management and PricewaterhouseCoopers LLP (“PwC”). Management represented to the Audit and Finance Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit and Finance Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit and Finance Committee discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the Audit and Finance Committee has discussed with PwC the firm’s independence from the Company and its management and has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

The Audit and Finance Committee discussed with PwC the overall scope and plans for their audits. The Audit and Finance Committee meets with PwC, with and without management present, to discuss the results of PwC’s examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit and Finance Committee’s discussions with management and PwC and the Audit and Finance Committee’s review of the representations of management and the report of PwC to the Audit and Finance Committee, the Audit and Finance Committee recommended that the Board include the audited financial statements in the Company’s Form 10-K for the year ended December 31, 2021 filed with the SEC.

Respectfully submitted,

THE AUDIT AND FINANCE COMMITTEE

Leslie F. Varon, Chair

Clyde R. Hosein

Janet S. Vergis

Dorothea Wenzel

DENTSPLY SIRONA INC. – Proxy Statement     79

PROXY ITEM NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit and Finance Committee appointed PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm, to audit the financial statements of the Company and to audit the Company’s internal control over financial reporting for the year ending December 31, 2022.

In connection with the audit of the Company’s financial statements, it is expected that PwC will also audit the financial statements of certain subsidiaries of the Company at the close of their current fiscal years. A representative of PwC will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

Following is a summary and description of the fees billed to the Company by PwC for professional services rendered during 2021 and 2020 (in thousands):

	2021 ($)	2020 ($)
Audit fees(1)	7,356	7,530
Audit-related fees(2)	64	216
Tax fees(3)	1,625	2,739
All other fees(4)	11	5
Total	9,056	10,490

(1)

Audit fees were for professional services rendered for each of the indicated fiscal years in connection with the audits of the Company’s annual consolidated financial statements included in its Form 10-K and review of quarterly consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements, including professional services related to the audit of the Company’s internal control over financial reporting.

(2)

Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements. Such services include consultations on financial accounting and reporting standards and acquisition-related due diligence services.

(3)	Tax fees were for tax compliance related to tax audits and professional services rendered for international tax consulting in each of the indicated fiscal years.

(4)	All other fees were for access to certain research services of PwC.

The Audit and Finance Committee reviewed summaries of the services provided by PwC and the related fees and determined that the provision of non-audit services is compatible with maintaining the independence of PwC.

The Audit and Finance Committee has adopted procedures for pre-approval of services provided by PwC. Under these procedures, all services to be provided by PwC must be pre-approved by the Audit and Finance Committee, or can be pre-approved by the Chairman of the Audit and Finance Committee subject to ratification by the Audit and Finance Committee at its next meeting. Management makes a presentation to the Audit and Finance Committee (or the Chairman of the Audit and Finance Committee, as applicable) describing the types of services to be performed and the projected budget for such services. Following this presentation, the Audit and Finance Committee advises management of the services that are approved and the projected level of expenditure for such services. All of the fees reported above were approved by the Audit and Finance Committee in accordance with its procedures.

80    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The proposal to ratify the appointment of PwC will be approved by the stockholders if it receives the affirmative vote of a majority of the votes cast at the meeting on the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of voting on the proposal.

Neither our By-Laws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent auditor. However, the Board is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2022.

DENTSPLY SIRONA INC. – Proxy Statement     81

PROXY ITEM NO. 3:

NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its Named Executive Officers as disclosed in this Proxy Statement. This proposal is also referred to as the “Say-on-Pay” vote, which we currently hold annually and expect to present to the stockholders again at our 2022 annual meeting.

The Human Resources Committee has overall responsibility for evaluating and determining the Company’s executive compensation. In 2021, all of the independent members of the Board approved the compensation of Mr. Casey, the Chief Executive Officer of the Company. The Human Resources Committee was during 2021, and is currently, comprised solely of independent directors. The Compensation Discussion and Analysis (“CD&A”) in this Proxy Statement provides an extensive description of the process and substance of the activity of the Human Resources Committee in determining executive compensation generally and for 2021.

Dentsply Sirona’s compensation philosophy is designed to align executive compensation with our short-term and long-term performance, and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for our executives is directly related to our stock price performance and to other performance factors that measure our progress against our strategic and operating plans.

Below is a summary of some key points of our executive compensation program.

We emphasize pay for performance and tie a significant amount of our NEOs’ pay to performance. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance and equity-based programs. Our performance-based annual incentive program rewards short-term performance, while our equity incentive awards, coupled with our mandatory stock ownership guidelines, reward long-term performance and align the interests of our executives with those of our stockholders. Performance goals under our annual incentive program and, as applicable, under our equity incentive awards, focus on objectives that the Human Resources Committee believes can drive the Company’s performance.

We believe that our compensation programs are aligned with the long-term interests of our stockholders. We believe that equity incentive awards coupled with our stock ownership guidelines serve to align the interests of our executives with those of our stockholders, by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Stock options, RSUs and PRSUs more closely align the long-term interests of our executives with those of our stockholders. This is because the recipient will realize a higher level of compensation if our stock price increases over the life of the option and RSU.

Stockholders are urged to read the CD&A, which discusses in detail our compensation policies, procedures and practices, and the accompanying Executive Compensation Tables. The Human Resources Committee and the Board believe that these policies, procedures and practices are effective in implementing our compensation philosophy and in achieving the Company’s goals.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

82    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 3: NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

Although the advisory vote is non-binding and will not require the Company to take any action, the Human Resources Committee and the Board will consider our stockholders’ vote and take any concerns into account in future determinations concerning our executive compensation program.

Recommendation of the Board

The Board unanimously recommends a vote FOR

the approval of the above resolution and the Company’s executive compensation.

DENTSPLY SIRONA INC. – Proxy Statement     83

PROXY ITEM NO. 4:

APPROVAL OF THE AMENDMENT TO THE FIFTH AMENDED AND RESTATED BY-LAWS TO DESIGNATE THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL MATTERS

In response to the 2020 decision of the Delaware Supreme Court validating federal forum selection provisions, our Board of Directors has reviewed the provision from a legal and policy perspective and has determined that it is in the best interests of our Company and our stockholders to include a federal forum selection provision in the Company’s By-Laws. Our Board has, therefore, unanimously declared advisable, adopted and recommends that stockholders approve an amendment to the Company’s Fifth Amended and Restated By-Laws (the “By-Laws”) designating the exclusive forums in which certain claims against us may be brought (the “Amendment”). The effect of the Amendment would be to provide that the federal courts of the United States shall serve as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other claim for which the federal courts of the United States have exclusive jurisdiction, unless we consent to an alternative forum. This description of the Amendment is qualified in its entirety by the full text of the amended provision attached to this Proxy Statement as Appendix B.

As more fully described in this Proposal Four, we believe that the Amendment will reduce the risk that we could become subject to duplicative litigation in multiple forums, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow federal securities law. Any of these outcomes could expose us to increased expenses or losses.

Reasons for the Proposal

By designating the forums in which certain claims can be brought, we intend to promote the efficient resolution of such claims and avoid duplicative lawsuits being brought in multiple jurisdictions. Since 2017, the Company has been subject to multiple purported stockholder derivative actions in the state and federal courts of New York and Delaware. These actions demonstrate that we have experienced the litigation of similar or identical claims in multiple jurisdictions, as well as the substantial cost and management distraction related to their defense.

In reaching its conclusion to recommend that stockholders approve the Amendment, the Board considered that the exclusive forum provisions contemplated by the Amendment may in some instances impose additional litigation costs on plaintiffs in pursuing certain claims. The Board also weighed the possibility that an exclusive forum provision may limit a plaintiff’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which such plaintiffs may claim limits their ability to enforce certain rights. The Board believes that the benefits of the Amendment to the Company and our stockholders far outweigh these potential drawbacks.

Further, some plaintiffs might prefer to litigate claims under the Securities Act in a state court because it may be more convenient or viewed as being more favorable to them, or for other reasons. Again, the Board believes that the substantial benefits to us and our stockholders as a whole from designating the federal courts of the United States as the exclusive forum for litigation arising under the Securities Act outweigh these concerns.

Summary of Proposed Amendments

The Amendment is set forth in Appendix B to this Proxy Statement, with deletions indicated by strikeouts. The following description of the Amendment is qualified in its entirety by reference to the text set forth in Appendix B and stockholders are urged to review the text of the Amendment carefully.

84    DENTSPLY SIRONA INC. – Proxy Statement

PROXY ITEM NO. 4: APPROVAL OF THE AMENDMENT TO THE FIFTH AMENDED AND RESTATED BY-LAWS TO DESIGNATE THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL MATTERS

If this proposal is approved, Article VI of the Fifth Amended and Restated By-Laws will be amended to specify that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

Implementation of Proposed Amendment

Stockholder approval is not required for the Board to amend our By-Laws; however we believe this proposal is in keeping with our commitment to seek stockholder input on important governance issues and to serve the best interests of our stockholders. Approval of the Amendment requires the affirmative “for” vote of a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote on the proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of the vote.

If this proposal is approved, the Board will approve the amendment to Article VI of the Company’s By-Laws promptly after the annual meeting

Recommendation of the Board

Our Board unanimously recommends a vote FOR

the approval of the amendment to the Fifth Amended and Restated By-Laws to designate the exclusive forum for the adjudication of certain legal matters

DENTSPLY SIRONA INC. – Proxy Statement     85

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2021 relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	3.2 million	$52.44	25 million
Equity Compensation Plans not approved by security holders	—	—	—
Total	3.2 million	$52.44	25 million

86    DENTSPLY SIRONA INC. – Proxy Statement

OTHER MATTERS

Nominating Candidates for Election to the Board or Proposing Other Business to be brought before the Annual Meeting

The Company’s By-Laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. Advance notice of stockholder-proposed business to be brought before an Annual Meeting must be given to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between January 25, 2023 and February 24, 2023 for the 2023 Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder’s name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business.

The Company’s By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or between January 25, 2023 and February 24, 2023 for the 2023 Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee’s age, business address, residence address, principal occupation or employment, the class and number of shares of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder’s name and address as they appear on the Company’s books and the class and number of shares of the Company owned beneficially by such person.

Additionally, a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years, will be permitted to nominate and include in the Company’s proxy materials for its Annual Meeting of Stockholders director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on the Board, provided that such request for nomination and inclusion be submitted to the Secretary of the Company not less than 120 days and not more than 150 days prior to the anniversary date of the immediately preceding Annual Meeting, or between December 26, 2022 and January 25, 2023 for the 2023 Annual Meeting, and provided further that the stockholder(s) and their nominee(s) satisfy the eligibility, procedural and disclosure requirements set forth in ARTICLE I, Section 12a of the Company’s Fifth Amended and Restated By-Laws.

Householding of Proxy Materials

We have adopted a procedure called “householding.” This is a procedure that reduces the Company’s printing costs and postage fees. Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, for those stockholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, the Notice of Annual Meeting, Proxy Statement and the 2021 Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and the 2021 Annual Report and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Stockholders who participate in householding and have requested to receive proxy materials in printed form by mail will continue to receive separate proxy cards.

DENTSPLY SIRONA INC. – Proxy Statement     87

OTHER MATTERS

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders and, if applicable, the Notice of Annual Meeting, Proxy Statement and 2021 Annual Report and any accompanying documents, or if you hold Dentsply Sirona stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge. You may contact Broadridge either by calling toll-free (800) 542-1061, or by writing to Broadridge Investor Communication Services, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

If you are a beneficial owner, you can request information about householding from your broker, bank, trustee or other holder of record.

We strongly encourage your participation in the householding program, and believe that it will benefit both you and the Company. Not only will it reduce the volume of duplicate information that you receive in your household, but it will also reduce our printing and mailing costs.

Incorporation by Reference

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act, or the Exchange Act, the sections of this Proxy Statement titled “Human Resources Committee Report” and “Report of the Audit and Finance Committee” are not so incorporated unless specifically otherwise provided in any such filing.

Solicitation of Proxies

Dentsply Sirona will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. Dentsply Sirona has retained the services of Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies for an estimated fee of $15,000, plus additional variable fees, which have accrued over the course of the solicitation and reimbursement of out-of-pocket expenses. Dentsply Sirona will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. Dentsply Sirona will also reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.

By Order of the Board of Directors

Cherée H. Johnson

Senior Vice President - Chief Legal Officer, General Counsel and Secretary

April     , 2022

88    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Information to GAAP Information

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide another measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines “organic sales” as the reported net sales adjusted for: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by translating current period net sales using the comparable prior period’s currency exchange rates.

Adjusted Operating Income (Loss) and Margin

Adjusted operating income (loss) is computed by excluding the following items from operating income:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, lease and contract termination costs, and related professional service costs associated with specific restructuring initiatives. Other costs include legal settlements, impairments of assets, and changes in accounting principle recorded within the period. The Company is continually seeking to take actions that could enhance its efficiency, consequently restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the impairment of assets, and as such may not be indicative of past and future performance of the Company.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value in purchase accounting. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

DENTSPLY SIRONA INC. – Proxy Statement     A-1

APPENDIX A

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, equity-method investments, and credit risk related to fair value of derivative assets and liabilities. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted operating margin is calculated by dividing adjusted operating income by net sales.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of the reported net income (loss) in accordance with US GAAP, adjusted to exclude the items identified above, the related income tax impacts, and discrete income tax adjustments such as: final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing diluted adjusted earnings (losses) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted EBITDA

Adjusted EBITDA is computed by excluding interest, income tax expense, depreciation and amortization, as well as the adjustments described above for computing Adjusted Operating Income.

Cumulative Non-GAAP EPS Reconciliation

A reconciliation of Net Income (Loss) and EPS to Adjusted Net Income and Adjusted EPS is provided below:

	Year Ended December 31, 2021

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$421	$1.91
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	222
Restructuring program related costs and other costs	13
Business combination related costs and fair value adjustments	3
Credit risk and fair value adjustments	23
Tax impact of the pre-tax non-GAAP adjustments (a)	(65)
Subtotal non-GAAP adjustments	196	0.89
Income tax related adjustments	14	0.07

Adjusted non-GAAP net income	$631	$2.87

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

A-2    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX A

	Year Ended December 31, 2020

(in millions, except per share amounts)	Net (Loss) Income	Per Diluted Common Share

Net loss attributable to Dentsply Sirona	$(83)	$(0.38)
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	192
Restructuring program related costs and other costs	335
Business combination related costs and fair value adjustments	22
Credit risk and fair value adjustments	9
Tax impact of the pre-tax non-GAAP adjustments (a)	(90)
Subtotal non-GAAP adjustments	468	2.13
Income tax related adjustments	9	0.04

Adjusted non-GAAP net income	$394	$1.79

(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

	Year Ended December 31, 2019

(in millions, except per share amounts)	Net Income	Earnings Per Diluted Common Share

Net income attributable to Dentsply Sirona	$263	$1.17
Pre-tax non-GAAP adjustments:
Amortization of purchased intangible assets	190
Restructuring program related costs and other costs	183
Business combination related costs and fair value adjustments	10
Credit risk and fair value adjustments	5
Tax impact of the pre-tax non-GAAP adjustments (a)	(102)
Subtotal non-GAAP adjustments	286	1.28
Income tax related adjustments	1

Adjusted non-GAAP net income	$550	$2.45
(a) The tax amount was calculated using the applicable statutory tax rate in the tax jurisdiction where the non-GAAP adjustments were generated.

DENTSPLY SIRONA INC. – Proxy Statement     A-3

APPENDIX A

Adjusted EBITDA Reconciliation – 2021 AIP Measurement

First Half Adjusted EBITDA – January 1, 2021 to June 30, 2021

	January 1, 2021 - June 30, 2021
		Non-GAAP Adjustments
	GAAP EBITDA	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments and Income Tax Related Adjustments	Non-GAAP EBITDA
Net Income	$216.0	$111.5	$7.6	$0.8	$6.9	$(29.0)	$313.8
Gross Interest Expense	30.5						30.5
Income Taxes	67.1					29.0	96.1
Depreciation	59.1						59.1
Amortization	111.5	(111.5)					-

EBITDA	$484.2	$-	$7.6	$0.8	$6.9	$-	$499.5

Second Half Adjusted EBITDA – July 1, 2021 to December 31, 2021

	July 1, 2021 - December 31, 2021
		Non-GAAP Adjustments
	GAAP EBITDA	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments and Income Tax Related Adjustments	Non-GAAP EBITDA
Net Income	$205.4	$111.1	$5.3	$1.0	$15.5	$(21.6)	$316.7
Gross Interest Expense	27.7						27.7
Income Taxes	71.0					21.6	92.6
Depreciation	58.8						58.8
Amortization	111.1	(111.1)					-

EBITDA	$474.0	$-	$5.3	$1.0	$15.5	$-	$495.8

A-4    DENTSPLY SIRONA INC. – Proxy Statement

APPENDIX B

ARTICLE VI

EXCLUSIVE FORUM

(a)         Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s Certificate of Incorporation or By-laws (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the corporation’s Certificate of Incorporation or By-laws or (v) any action asserting a claim governed by the internal affairs doctrine, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Notwithstanding the foregoing, the provisions of this paragraph (a) of Article VI shall not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

(b)         Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

DENTSPLY SIRONA INC. – Proxy Statement     B-1